As filed with the Securities and Exchange Commission on November 30, 2007

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________

GHL Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	22-1344998
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
GHL Acquisition Corp. 300 Park Avenue, 23rd Floor New York, NY 10022 (212) 389-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott L. Bok Chairman and Chief Executive Officer GHL Acquisition Corp. 300 Park Avenue, 23rd Floor New York, NY 10022 (212) 389-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Deanna L. Kirkpatrick Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000 Fax: (212) 450-3800	Alan I. Annex Greenberg Traurig, LLP 200 Park Avenue New York, NY 10166 (212) 801-9200 Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.001 par value, and one Warrant (2)	46,000,000 Units	$10.00	$460,000,000	$14,122

Common Stock included in the Units (2)	46,000,000 Shares	—	—	—	(3)

Warrants included in Units (2)	46,000,000 Warrants	—	—	—	(3)

Total			$460,000,000	$14,122
___________

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 6,000,000 Units, consisting of 6,000,000 shares of Common Stock and 6,000,000 Warrants, which may be issued upon exercise of a 30-day option granted to Banc of America Securities LLC to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$400,000,000

GHL Acquisition Corp.

40,000,000 Units

________________

GHL Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we will focus on industries and target businesses in the United States and Europe that may provide significant opportunity for growth. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. We are offering 40,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant.  Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described herein. The warrants will become exercisable on the later of the completion of our initial business combination or one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted Banc of America Securities LLC a 30-day option to purchase up to 6,000,000 additional units to cover over-allotments, if any.

Greenhill & Co., Inc., a Delaware corporation, which we refer to as our founding stockholder, has agreed to purchase 8,000,000 warrants, which we refer to as the private placement warrants, at a price of $1.00 per warrant ($8.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The proceeds from the sale of the private placement warrants will be deposited into the trust account and be subject to the trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination as described in this prospectus. The private placement warrants are identical to the warrants included in the units to be sold in this offering except that, so long as they are held by our founding stockholder or its permitted transferees the private placement warrants will not be redeemable by us and may be exercised for cash or on a cashless basis, as described in this prospectus. Our founding stockholder has agreed not to transfer, assign or sell any of these private placement warrants except to permitted transferees until after we consummate our initial business combination.

Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange under the symbol “GHQ.U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Banc of America Securities LLC informs us of its decision to allow earlier separate trading, subject to our filing a current report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We have applied to have the common stock and warrants listed on the American Stock Exchange under the symbols “GHQ” and “GHQ.WS,” respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 23 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$400,000,000
Underwriting discounts and commissions (1)(2)	$.70	$26,600,000
Proceeds, before expenses, to us(2)	$9.30	$373,400,000

_____________

(1)
Includes $0.35 per unit, or approximately $13.3 million in the aggregate (approximately $15.4 million if Banc of America Securities LLC’s over-allotment option is exercised in full), payable to Banc of America Securities LLC for deferred underwriting discounts and commissions from the funds to be placed in a trust account at                , to be maintained by American Stock Transfer & Trust Company, acting as trustee. Such funds will be released to Banc of America Securities LLC only upon completion of an initial business combination as described in this prospectus.

(2)
Assumes that 2,000,000 units are sold to managing directors and senior advisors of our founding stockholder pursuant to the directed unit program described in this prospectus.  No underwriting discounts or commissions will be paid with respect to such units.

Banc of America Securities LLC is offering the units on a firm commitment basis. Banc of America Securities LLC expects to deliver the units to purchasers on or about                      , 2007. Of the proceeds we receive from this offering and the sale of the private placement warrants as described in this prospectus, $9.84 per unit, or $393,600,000 in the aggregate (approximately $9.82 per unit or $451,500,000 if Banc of America Securities LLC’s over-allotment option is exercised in full) will be deposited into a trust account at          , maintained by American Stock Transfer & Trust Company, acting as trustee.

_______________________

Banc of America Securities LLC

_______________________

The date of this prospectus is           , 2008

You should rely only on the information contained in this prospectus. We have not, and Banc of America Securities LLC have not, authorized anyone to provide you with different information. We are not, and Banc of America Securities LLC are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

TABLE OF CONTENTS

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “ our company” refer to GHL Acquisition Corp., a Delaware corporation. We refer to our founding stockholder throughout this prospectus as our “founding stockholder” or our “initial stockholder”. References to “public stockholders” refer to purchasers in this offering or in the secondary market, including our initial stockholder, officers or directors and their affiliates to the extent that they purchase or acquire shares in this offering or in the secondary market. Throughout this prospectus, we sometimes refer to Greenhill & Co., Inc., our founding stockholder, as “Greenhill”.  Unless we tell you otherwise, the information in this prospectus assumes that Banc of America Securities LLC, whom we sometimes refer to as the underwriter, will not exercise its over-allotment option and that all units reserved for sale under the directed unit program described in this prospectus are sold under that program.

We are a blank check company organized under the laws of the State of Delaware on November 2, 2007. We were formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.”  To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we will focus on industries and target businesses in the United States and Europe that may provide significant opportunity for growth. We do not currently have any specific initial business combination under consideration.

We will seek to capitalize on the significant investing experience and contacts of our Chairman and Chief Executive Officer, Scott L. Bok, our Senior Vice President, Robert H. Niehaus, and our Chief Financial Officer, John D. Liu.  Mr. Bok has over 20 years of experience advising on mergers, acquisitions and restructurings and investing in private equity.  Mr. Niehaus has over 20 years of experience investing in private equity and sourcing, evaluating, structuring and negotiating control or significant minority investments in businesses.  Mr. Liu has 14 years of experience advising on mergers, acquisitions and restructurings.  Each of our executive officers has significant networks of contacts throughout the investment community and with a variety of sources of potential targets, including Greenhill’s managing directors and senior advisors.

In addition to the experience and contacts of our management team and board of directors, we will have access to the resources of our founding stockholder, Greenhill.  Greenhill is a leading independent investment bank that provides financial advice on significant mergers, acquisitions and restructurings and manages merchant banking funds.  Greenhill’s financial advisory business serves a diverse set of clients around the world.  We believe that our sourcing of acquisition candidates and the recruiting of future managerial talent will benefit from the network of relationships which Greenhill has developed over the course of undertaking advisory mandates for over 225 different companies and the previous experience of its managing directors and senior advisors.  While Greenhill has advised clients in a very wide range of industries, it has particular expertise in several sectors: communications and media, consumer goods and retail, energy and utilities, financial services, industrial (including automotive, chemicals, forest products, healthcare and transportation), real estate and technology.  Greenhill’s merchant banking business manages private equity funds in the U.S. and Europe, as well as a U.S. venture capital fund.

Greenhill’s global team of senior investment bankers and private equity investors will be additional resources to us as we pursue acquisition candidates. We believe that Greenhill’s managing directors will be motivated to locate a target for us in part because they own a majority of the stock in Greenhill, our founding stockholder, and also because we understand that their annual discretionary bonus compensation is generally determined in large part on the basis of their contribution to the revenues of Greenhill, and any increase in the fair market value of our stock owned by Greenhill as a result of a successful business combination would constitute a gain (and therefore revenue) to Greenhill.  We believe that Greenhill’s managing directors’ compensation opportunities and equity interests in Greenhill, and thus indirectly in us, will motivate those individuals to facilitate our efforts in sourcing a target for our initial business combination.  Managing directors and senior advisors of Greenhill will not be granted any other awards or incentives, such as a finder’s fee, by us for their efforts to facilitate our efforts in sourcing a target for our initial business combination.  As of October 31, 2007, Greenhill employed 42 managing directors and senior advisors with an average of more than 20 years of investment, M&A and restructuring experience.  Greenhill operates from five cities in key business centers across four countries in North America and Europe.  While we believe these business relationships will be of benefit to us they also may be detrimental to us in that certain conflicts of interest may exist and we may be denied certain investment opportunities.

Since its founding in 1996, Greenhill has grown steadily, recruiting a number of managing directors from major investment banks (as well as senior professionals from other institutions), each with a different geographic, industry or transaction focus and each with a different set of corporate management and other relationships.  As part of this expansion, Greenhill opened a London office in 1998, raised its first Greenhill Capital Partners fund in 2000, opened a Frankfurt office later in 2000, began offering financial restructuring advice in 2001, raised its first venture capital fund in 2006 and raised its first European private equity fund in 2007.  In 2004, Greenhill’s common stock was listed on the New York Stock Exchange under the ticker symbol “GHL.”

Greenhill manages approximately $1.6 billion in capital through several merchant banking funds.  The nine managing directors of Greenhill’s merchant banking funds have over 190 years of collective investment, M&A and restructuring experience and significant networks throughout the investing community.  Greenhill’s merchant banking activities are focused primarily on making controlling or influential minority investments in small and middle-market companies, generally committing between $10 million and $75 million of equity to any single transaction.

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use the following criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•
Established, Proven Track Records.  We will generally pursue companies with a history of strong operating and financial results. However, we may acquire a company undergoing a turnaround that demonstrates strong prospects for future growth.

•
Strong Free Cash Flow Characteristics.  We will pursue companies that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have or are expected to build predictable, recurring revenue streams and have low working capital and capital expenditure requirements.

•
Strong Competitive Industry Position.  We will pursue businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent or other types of unique asset protection and brand positioning. We will pursue businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and develop or sustain profitability and deliver strong free cash flow.

•
Strong and Experienced Management Team.  We will pursue businesses that either have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We believe the significant contacts of our management team and Greenhill may also help us to find executives and managers who can strengthen the businesses we may acquire. We will focus on management teams with a proven track record of delivering revenue growth, enhancing profitability and generating strong free cash flow.

•
Diversified Customer and Supplier Base.  We will pursue businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

While we may seek to acquire or acquire control of more than one business or asset, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account at the time of such initial business combination (excluding deferred underwriting discounts and commissions of approximately $13.3 million, or approximately $15.4 million if Banc of America Securities LLC’s over-allotment option is exercised in full). We will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests or membership interests of the target company, as applicable, or in the case of a partnership, the acquisition of the general partner. We will not consider any transaction that does not meet such criteria. However, as noted in this prospectus, in connection with the consummation of our initial business combination we may issue additional common stock or securities convertible into or exercisable for common stock such as convertible preferred stock, convertible debt, or warrants in which case our stockholders prior to our initial business combination may not own a majority of our common stock following the consummation of the  business combination. In addition, we will not enter into our initial business combination with any entity in which our initial stockholder, our officers or directors or their affiliates has a material financial interest, nor will we acquire any of the portfolio companies owned by the Greenhill merchant banking funds.

If we are unable to consummate a business combination within the allotted time period set forth in this prospectus, our corporate existence will cease and we will implement our liquidation plan, which will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.84 per share of common stock held by them (or approximately $9.82 per share if Banc of America Securities LLC exercises its over-allotment option).

Our executive offices are located at 300 Park Avenue, 23rd Floor, New York, New York 10022 and our telephone number is (212) 389-1500.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth under “Risk Factors” beginning on page 23 of this prospectus.

Securities offered:	40,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants:
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Banc of America Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until:
In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The Form 8-K will include financial information about any proceeds we receive from the exercise of the over-allotment option if the underwriter exercises the over-allotment option prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Units:

Number outstanding before this offering:	11,500,000[1]

Number to be outstanding after this offering:	50,000,000[2]

1        This number includes 1,500,000 founder’s units representing 1,500,000 founder’s shares and 1,500,000 founder’s warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised by Banc of America Securities LLC. Only a number of units necessary for the founder’s shares to represent 20% of our outstanding common stock after the consummation of this offering and the expiration of the over-allotment option or its exercise will be forfeited.

2         Assumes the over-allotment option has not been exercised and 1,500,000 founder’s units representing 1,500,000 founder’s shares and 1,500,000 founder’s warrants have been forfeited.

Common stock:

Number outstanding before this offering:	11,500,000 shares[3]

Number to be outstanding after this offering:	50,000,000 shares[4]

Of the 50,000,000 shares to be outstanding after this offering, 10,000,000 shares (20%) are contained in the units held by our initial stockholder, and 40,000,000 shares (80%) are contained in the units being offered by this prospectus.

Warrants:

Number outstanding before this offering:	11,500,000 warrants[1]

Number to be sold privately simultaneously with the closing of this offering:	8,000,000

Number to be outstanding after this offering:	58,000,000 warrants[2]

Of the 58,000,000 warrants to be outstanding after this offering, 10,000,000 warrants are contained in the units held by our founding stockholder, 8,000,000 warrants are to be purchased by our founding stockholder in a private placement that will occur simultaneously with the closing of this offering and 40,000,000 warrants are contained in the units being offered by this prospectus.

Exercisability:	Each warrant is exercisable for one share of common stock, subject to adjustment as described herein.

Exercise price:
$7.50. Holders of the warrants must pay the exercise price in full upon exercise of the warrants and will receive one share of common stock, subject to adjustment as described herein, per warrant. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants.

3        This number includes 1,500,000 founder’s units representing 1,500,000 founder’s shares and 1,500,000 founder’s warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised by Banc of America Securities LLC. Only a number of units necessary for the founder’s shares to represent 20% of our outstanding common stock after the consummation of this offering and the expiration of the over-allotment option or its exercise will be forfeited.

4         Assumes the over-allotment option has not been exercised and 1,500,000 founder’s units representing 1,500,000 founder’s shares and 1,500,000 founder’s warrants have been forfeited.

Exercise period for the warrants included in the units sold in this offering:	The warrants included in the units sold in this offering will become exercisable on the later of:
• the completion of our initial business combination; or
• one year from the date of this prospectus,
provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed. The warrants will expire at 5:00 p.m., New York time, on the date that is five years from the date of this prospectus or earlier upon redemption or liquidation of the trust account.  If we do not complete a business combination that meets the criteria described in this prospectus, the warrants will expire worthless.

Redemption:
At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may redeem the outstanding warrants (except as described below with respect to the founder’s warrants and private placement warrants):

• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•  if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants, unless on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.  If we call the warrants for redemption as described above, our management will have the option to adopt a plan of recapitalization pursuant to which all holders that wish to exercise warrants would be required to do so on a “cashless basis.” In such event, each exercising holder would surrender the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights with the intent of:

•  providing warrant holders with adequate notice of redemption, and allowing them to exercise their warrants prior to redemption at a time when there is a reasonable premium to the warrant exercise price; and

•  providing a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb any negative market reaction to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, warrant holders can exercise their warrants at any time prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 trigger price as well as the warrant exercise price after the redemption notice is issued.

Founder’s units:
On November 13, 2007 our founding stockholder purchased an aggregate of 11,500,000 founder’s units for an aggregate purchase price of $25,000, or approximately $0.002 per unit. This includes an aggregate of 1,500,000 founder’s units subject to forfeiture to the extent that Banc of America Securities LLC’s over-allotment option is not exercised in full so that our founding stockholder will own 20% of our issued and outstanding common stock after this offering (excluding any units that they may purchase in or after this offering). Each founder’s unit consists of one founder’s share and one founder’s warrant.

Founder’s shares:	The founder’s shares are identical to the shares of common stock included in the units being sold in this offering, except that our founding stockholder has agreed:

• that the founder’s shares are subject to the transfer restrictions described below;

•  to vote the founder’s shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve our initial business combination and to vote for a proposal to amend our certificate of incorporation to provide for our perpetual existence; and

• to waive their rights to participate in any liquidation distribution with respect to the founder’s shares if we fail to consummate an initial business combination.

In addition, our founding stockholder and each of our executive officers and directors have agreed that if it, he or she acquires shares of common stock in this offering or the secondary market, it, he or she will vote all such acquired shares in favor of our initial business combination. (Any such purchases of stock following this offering are expected to be effected through open market purchases, or in privately negotiated transactions.)  As a result, neither our founding stockholder, nor our excutive officers or directors will be able to exercise the conversion rights described below with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founder’s units, including the number of founder’s units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our founding stockholder’s 20% percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

Founder’s warrants:
The founder’s warrants are identical to those included in the units being sold in this offering, except that:

•  the founder’s warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•  the founder’s warrants will become exercisable after the consummation of our initial business combination if and when (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

• the founder’s warrants will not be redeemable by us so long as they are held by the founding stockholder or its permitted transferees; and
• the founder’s warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the founder’s warrants will not be issued pursuant to a registration statement, so long as they are held by our founding stockholder or its permitted transferees, the warrant agreement provides that the founder’s warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Private placement warrants:
Our founding stockholder has agreed to purchase 8,000,000 warrants at a price of $1.00 per warrant, simultaneously with the closing of this offering. We refer to these warrants as the private placement warrants throughout this prospectus. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The proceeds from the sale of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at               , to be maintained by American Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $8.0 million of proceeds from the sale of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants are identical to those included in the units being sold in this offering, except that:

•  the private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

• the private placement warrants will not be redeemable by us so long as they are held by the founding stockholder or its permitted transferees; and

• the private placement warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the private placement warrants will not be issued pursuant to a registration statement, so long as they are held by our founding stockholder or its permitted transferees, the warrant agreement provides that the private placement warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Transfer restrictions:
Our founding stockholder has agreed not to sell or transfer the founder’s units, founder’s shares or founder’s warrants, including the common stock issuable upon exercise of these warrants, until 180 days after the consummation of our initial business combination except to certain permitted transferees as described below under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions. All of the founder’s units, founder’s shares and founder’s warrants and underlying shares will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.  Our founding stockholder has agreed not to sell or transfer the private placement warrants, until after we complete our initial business combination except to certain permitted transferees as described below under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by these same transfer restrictions.

Registration rights:
Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our founding stockholder and certain Greenhill employees with respect to securities held by them from time to time, including the founder’s units, founder’s shares, founder’s warrants, private placement warrants, underlying shares and any units purchased in this offering (including the shares, warrants and underlying shares) by managing directors and senior advisors of Greenhill, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the expiration of the lock-up period applicable to the securities being registered. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities—Securities Eligible for Future Sale—Registration rights” for more information.

Conflicts of interest:	Greenhill undertakes a broad range of financial advisory services and merchant banking activities for a wide variety of clients on a global basis, and for its own account. In addition, Greenhill could pursue an acquisition of a financial advisor or an asset management business for its own account. Accordingly, there may be situations in which Greenhill has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Greenhill.

Greenhill currently operates merchant banking businesses in the United States and Europe.  Funds advised by Greenhill Capital Partners make equity and equity-related investments in middle-market companies located primarily in North America and the United Kingdom. Such funds generally make controlling or influential minority investments that do not exceed $220 million in companies with enterprise values of $50 to $500 million. Funds advised by Greenhill Venture Partners make early growth stage private equity and equity-related investments primarily in companies that offer technology-enabled services or business information services in the Greater Tri-State Area, which encompasses the region from Eastern Pennsylvania to Northern Connecticut.  The fair market value of the businesses in which the funds advised by Greenhill Venture Partners invest is generally so low as to make it highly improbable that a conflict of interest would arise.  Similarly, we believe that Greenhill’s other merchant banking funds generally target transactions of a smaller size that would not be suitable for our initial business combination and we understand that the largest equity investment made by the Greenhill merchant banking funds in a single portfolio company, to date, was approximately $78 million. However, if we were to pursue multiple simultaneous targets for our initial business combination, we might compete with Greenhill’s merchant banking funds for one or more of such targets. In addition, if Greenhill’s merchant banking funds were to participate in a transaction with other investors in the acquisition of a larger target, such group of investors, including Greenhill’s funds, may be in direct competition with us for a possible target for our initial business combination.

Clients of Greenhill’s financial advisory business may also compete with us for investment opportunities meeting our initial business combination objectives. If Greenhill is engaged to act for any such clients, you should assume that we will be precluded from pursuing opportunities suitable for such client. In addition, investment ideas generated within Greenhill, including by Mr. Bok, Mr. Niehaus and Mr. Liu, may be suitable for both us and for an investment banking client of Greenhill or a current or future fund advised by a Greenhill entity and may be directed to such client or fund rather than to us. Greenhill’s financial advisory business may also be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, you should assume that we will be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, Greenhill’s interests or its obligations to the seller will diverge from our interests.

Neither Greenhill nor members of our management or directors who are also employed by Greenhill have any obligation to present us with any opportunity for a potential business combination of which they become aware. Greenhill and/or our management or directors, in their capacities as officers or managing directors of Greenhill or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future funds or third parties, including clients of Greenhill, before they present such opportunities to us. As a result, you should assume that to the extent any member of our management or any of our directors employed by Greenhill locates a business opportunity equally suitable for us and another entity to which such person has a fiduciary obligation or pre-existing contractual obligation to present such opportunity, he will first give the opportunity to such other entity or entities, and he will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue such opportunity. In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present opportunities of which they become aware to us, unless such opportunity was expressly offered to the independent director solely in his capacity as a director of our company.

Proposed American Stock Exchange symbols for our:

Units:	GHQ .U

Common stock:	GHQ

Warrants:	GHQ.WS

Offering and private placement warrants; private placement proceeds to be held in trust account; amounts payable prior to trust account distribution or liquidation:
$393,600,000, or $9.84 per unit (or approximately $9.82 per unit or $451,500,000, if the over-allotment option is exercised in full) of the proceeds of this offering and the sale of the private placement warrants will be placed in a trust account at               , pursuant to the trust agreement we will enter into with the trustee on the date of this prospectus. These proceeds include approximately $13.3 million in deferred underwriting discounts and commissions (or approximately $15.4 million if Banc of America Securities LLC’s over-allotment option is exercised in full). We believe that the inclusion in the trust account of the proceeds from the sale of the private placement warrants and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. Proceeds in the trust account will not be released until the earlier of completion of an initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to this offering or the investigation, selection and negotiation of an agreement with one or more target businesses, except that there may be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and any franchise taxes and (ii) interest income earned of up to $5.0 million on the trust account balance to fund our working capital requirements. If Banc of America Securities LLC determines that the size of this offering should be increased, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately. In addition, the amount of such interest will be increased proportionately to the extent the over-allotment option is exercised.  With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to an initial business combination only from $225,000 of the net proceeds of this offering not held in the trust account.

Please see “Use of Proceeds” for additional information concerning the allocation of the proceeds of this offering.

Warrant exercise proceeds potentially paid to us:	None of the warrants, founder’s warrants or private placement warrants may be exercised until after the consummation of our initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if any, for the warrants, founder’s warrants and private placement warrants will be paid directly to us and not placed in the trust account. However, if we call the warrants for redemption as described herein, our management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis.” In addition, the founder’s warrants and private placement warrants may be exercised by our founding stockholder or its permitted transferees on a cashless basis. For these reasons, although the exercise of the warrants, founder’s warrants or private placement warrants may provide an additional source of liquidity for us, there can be no assurance when the warrants, founder’s warrants or private placement warrants will be exercised, if at all, and whether they will be exercised on a cash basis.

Limited payments to insiders:
There will be no finder’s fees, reimbursements or cash payments made to our founding stockholder, officers or directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of an initial business combination, other than:

• repayment of a promissory note issued by us to Greenhill in the aggregate principal amount of $250,000 (and accrued interest thereon) to cover offering-related and organizational expenses;
• a payment of an aggregate of $10,000 per month to Greenhill for office space, secretarial and administrative services; and

•  reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination.

Our audit committee will review and approve all payments made to our founding stockholder, officers or directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Release of amounts held in trust account at close of initial business combination:
At the time we complete an initial business combination, following the distribution of (i) amounts due to any public stockholders who duly exercise their conversion rights (as described below) and (ii) deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or approximately $13.3 million (approximately $15.4 million if the over-allotment option is exercised in full), to Banc of America Securities LLC, the balance of the funds in the trust account will be released to us and may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price of our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of the operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Amended and restated certificate of incorporation:
As discussed below, there are specific provisions of our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination without the unanimous consent of our stockholders, including requirements to seek stockholder approval of an initial business combination and to allow our stockholders to seek conversion of their shares if they do not approve an initial business combination. While we have been advised that the validity of unanimous consent provisions under Delaware General Corporation Law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation will provide that we will continue in existence only until 24 months after the date of this prospectus. If we have not completed an initial business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. Our initial business combination will be approved only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) public stockholders owning not more than 30% of the shares (minus one share) sold in this offering both vote against our initial business combination and exercise their conversion rights. We view this provision terminating our corporate life 24 months after the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of an initial business combination.

Stockholders must approve our initial business combination:
We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum.  We will consummate our initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) not more than 30% of the shares (minus one share) sold in this offering are voted against the initial business combination and exercise their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in a conversion of your shares into a pro rata share of the trust account, which will only occur when you exercise your conversion rights as described in this prospectus.

Our founding stockholder has agreed, in connection with the stockholder vote required to approve our initial business combination and in connection with an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders.  Our founding stockholder and each of our executive officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, neither our founding stockholder, nor our executive officers or directors will be able to exercise the conversion rights described below with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

Conditions to consummating our initial business combination:
Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million or approximately $15.4 million if the over-allotment option is exercised in full) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. We will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests or membership interests of the target company, as applicable, or, in the case of a partnership, our acquisition of the general partner. We will not consider any transaction that does not meet such criteria.  However, as noted in this prospectus, in connection with the consummation of our initial business combination we may issue additional common stock or securities convertible into or exercisable for common stock such as convertible preferred stock, convertible debt, or warrants in which case our stockholders prior to our initial business combination may not own a majority of our common stock following the consummation of the  business combination.

Conversion rights for public stockholders voting to reject our initial business combination:
Public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest, net of franchise taxes and net of interest income of up to $5.0 million, subject to adjustment, on the trust account balance previously released to us to fund our working capital requirements) if our initial business combination is approved and completed. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. If a vote on an initial business combination is held and the initial business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. Public stockholders will be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation. The founding stockholder and our executive officers and directors will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering.

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public stockholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting each stockholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid the conversion price on the closing date of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per-share conversion price is expected to be approximately $9.84 per share (or approximately $9.82 per share if the over-allotment option is exercised in full). Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of the deferred underwriting compensation and Banc of America Securities LLC will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, we (and therefore, the non-

converting stockholders) will bear the financial effect of such payments to both the converting stockholders and Banc of America Securities LLC. This could have the effect of reducing the amount distributed to us from the trust account by up to approximately $118,079,990 (assuming conversion of the maximum of 11,999,999 shares of common stock).

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against our initial business combination, the initial business combination is approved and completed, the public stockholder holds its shares through the closing of the initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination. We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the initial business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation in consideration for the conversion price.

Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would become an option to convert surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

Liquidation if no business combination:
If we are unable to complete a business combination by 24 months from the date of this prospectus, our existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution.

Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $225,000 of proceeds held outside the trust account and from the $5.0 million of interest income, subject to adjustment, earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering but excluding our accountants) and prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our founding stockholder has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business, except (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of Banc of America Securities LLC of this offering against certain liabilities, including liabilities under the Securities Act.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $225,000 of proceeds held outside the trust account and from the $5.0 million in interest income, subject to adjustment, on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

Our founding stockholder has waived its rights to participate in any liquidation distribution with respect to the founder’s shares. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, Banc of America Securities LLC has agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the founding stockholder’s investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be $9.84 (or approximately $9.82 per share if the over-allotment option is exercised in full), or approximately $0.16 less than the per-unit offering price of $10.00 (approximately $0.18 less if the over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than $9.84 (or approximately $9.82 per share if the over-allotment option is exercised in full).

Greenhill and Messrs. Bok, Niehaus and Liu, have entered into non-compete agreements with us:
Until the earlier of the filing by us of a current report Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, neither Greenhill nor Mr. Bok, our Chairman and Chief Executive Officer, Mr. Niehaus, our Senior Vice President, nor Mr. Liu, our Chief Financial Officer, will become a sponsor, promoter, officer or director of any other blank check company.

Audit committee to monitor compliance:
Effective upon consummation of this offering, we will establish and will maintain an audit committee to, among other things, monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount:
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million or approximately $15.4 million if the over-allotment option is exercised in full) at the time of the initial business combination.

Directed unit program:
As part of this offering, managing directors and senior advisors of Greenhill, including certain of our executive officers, may acquire up to an aggregate of 2,000,000 units at the initial public offering price through a directed unit program.  No underwriting discounts or commissions will be paid to Banc of America Securities LLC in connection with the units sold through the directed unit program.  The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, up to the maximum of 2,000,000 units.  See “Underwriting.”

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”  You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 23 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes relevant financial data for our company and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of Banc of America Securities LLC’s over-allotment option. We have not had any significant operations to date, so only balance sheet data is presented.

	November 27, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(217,427)	$380,548,195
Total assets	425,100	393,848,195
Total liabilities	410,905	13,300,000
Value of common stock which may be converted to cash (approximately $9.84 per share)(2)	—	118,079,990
Stockholder’s equity	23,195	262,468,205
__________

(1)
The “as adjusted” information gives effect to the sale of units in this offering including the application of the related gross proceeds and the payment of expenses and the receipt of $8.0 million from the sale of the private placement warrants. The “as adjusted” working capital excludes approximately $13.3 million being held in the trust account (approximately $15.4 million if Banc of America Securities LLC’s over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

(2)	Assumes no exercise of the over-allotment option. Assuming the over-allotment option is exercised in full, the value of common stock which may be converted to cash is approximately $135,449,990.

The total assets (as adjusted) amounts, combined with approximately $13.3 million of deferred underwriting discounts and commissions, include $393,600,000 be held in the trust account, which will be distributed on the closing date of our initial business combination (i) to any public stockholders who exercise their conversion rights in an amount we expect to be approximately $9.84 per share (or approximately $9.82 per share if the over-allotment option is exercised in full), (ii) to Banc of America Securities LLC in the amount of approximately $13.3 million (approximately $15.4 million if Banc of America Securities LLC’s over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions and (iii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights and payment of deferred discounts and commission to Banc of America Securities LLC. All such proceeds will be distributed from the trust account only upon consummation of our initial business combination within the time period described in this prospectus. If our initial business combination is not so consummated, our corporate existence will automatically cease and the proceeds held in the trust account (including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest, net of franchise taxes, and net of interest income of up to $5.0 million, subject to adjustment as described in “Use of Proceeds,” on the trust account balance previously released to us to fund working capital requirements, as well as interest of up to $100,000 that may be released to us should we have no or insufficient working capital remaining to fund the costs and expenses of liquidation) and any net assets remaining outside the trust account will be distributed pro rata to our public stockholders.

We will not proceed with our initial business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the initial business combination and exercise their conversion rights. Accordingly, we will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our initial business combination and public stockholders owning no more than 30% of the shares (minus one share) sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 11,999,999 shares of common stock (one share less than 30% of the aggregate number of shares of common stock sold in this offering), at an initial per-share conversion price of $9.84 (or up to 13,799,999 shares at approximately $9.82 per share if the over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest and net of franchise taxes, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the initial business combination, divided by the number of shares of common stock in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing an initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning an initial business combination and may be unable to complete an initial business combination. We will not generate any revenues from operating activities until, at the earliest, after completing an initial business combination. We cannot assure you as to when, or if, an initial business combination will occur. If we expend all of the $225,000 in proceeds from this offering not held in the trust account and interest income earned of up to $5.0 million, subject to adjustment, on the balance of the trust account that may be released to us to fund our working capital requirements in seeking an initial business combination, but fail to complete such an initial combination, we may never generate any operating revenues.

The report of Eisner LLP, our independent registered public accounting firm, says that we may be unable to continue as a going concern.

We have no revenues from our operations and our viability as a going concern depends on our ability to consummate this offering successfully. The report of Eisner LLP, our independent registered public accountants, on our financial statements includes an explanatory paragraph stating that our business plan is dependent upon our obtaining adequate financing which raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We may not be able to consummate our initial business combination within the required time frame, in which case our corporate existence would cease and we would liquidate our assets.

We must complete our initial business combination with one or more target businesses that have a fair market value of at least 80% of the amount held in our trust account at the time of the initial business combination (excluding deferred underwriting discounts and commissions of approximately $13.3 million, or approximately $15.4 million if the over-allotment option is exercised in full) within 24 months after the consummation of this offering. If we fail to consummate a business combination within the required time frame, our corporate existence will cease and we will liquidate our assets. The foregoing requirements are set forth in our amended and restated certificate of incorporation and, until the consummation of our initial business combination, may not be eliminated without the vote of our board of directors and the vote of 100% of the shares of our outstanding voting stock cast at a meeting of the stockholders at which a quorum is present. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination. We do not have any specific initial business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. In addition, because of the nature of Greenhill’s business, executives associated with Greenhill, including Messrs. Bok, Niehaus and Liu, occasionally receive unsolicited inquiries that identify companies that are potentially for sale. Management has not and will not respond to any such inquiries prior to the completion of this offering.

If we liquidate before concluding an initial business combination, our public stockholders will receive less than $10.00 per share on distribution of trust account funds and our warrants will expire worthless.

If we are unable to complete an initial business combination and must liquidate our assets, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the costs of seeking an initial business combination. Furthermore, our outstanding warrants are not entitled to participate in a liquidation distribution and the warrants will therefore expire worthless if we liquidate before completing an initial business combination; and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit, will realize less than $10.00 for each such share, and will not receive any money for such warrant. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, please see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

If we are unable to consummate our initial business combination, our public stockholders will be forced to wait, at a minimum, the full 24 months before receiving liquidation distributions.

We have until the date that is 24 months after the date of this prospectus to consummate our initial business combination. If we do not consummate our initial business combination during such time period, we will liquidate in accordance with our amended and restated certificate of incorporation. We have no obligation to return funds to public stockholders prior to such date unless we consummate our initial business combination prior thereto and only then in cases where public stockholders have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business combination. Further, we may not be able to disburse the funds in our trust account immediately following the expiration of such 24-month period until we have commenced the liquidation process in accordance with our amended and restated certificate of incorporation and the Delaware General Corporation Law. If we have not consummated our initial business combination at the expiration of the 24-month period, we will automatically dissolve without need of a stockholder vote.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed business combination and such proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

We may proceed with an initial business combination even if public stockholders owning 11,999,999 of the shares sold in this offering exercise their conversion rights. This requirement may make it easier for us to have an initial business combination approved over stockholder dissent, and may reduce the amount of cash available to us to consummate our initial business combination.

We may proceed with an initial business combination as long as public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights, provided that a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, public stockholders holding up to 11,999,999 shares of our common stock may both vote against the initial business combination and exercise their conversion rights and we could still consummate a proposed initial business combination. We have set the conversion percentage at 30% and limited the percentage of shares that a public stockholder, together with any of his, her or its affiliates or other persons with whom he, she or it is acting in concert or as a “group”, can convert in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing an initial business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have an initial business combination approved over a stockholder dissent. While there are several other offerings similar to ours that include conversion provisions greater than 20%, the 20% threshold has generally been common for offerings similar to ours. Because we permit a larger number of public stockholders to exercise their conversion rights and have limited the percentage of shares that they together with any of their affiliates or other persons with whom they are acting in concert or as a “group”, can convert, it will make it easier for us to have an initial business combination approved over stockholder dissent.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following an initial business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

An effective registration statement must be in place in order for a warrant holder to be able to exercise the warrants, otherwise the warrants will expire worthless.

No warrants will be exercisable and we will not be obligated to issue shares of common stock upon exercise of warrants by a holder unless, at the time of such exercise, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so or that we will be able to prevent the warrants from expiring worthless. Holders of warrants may not be able to exercise their warrants, the market for the warrants may be limited and the warrants may be deprived of any value if there is no effective registration statement covering the shares of common stock issuable upon exercise of the warrants or the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. In such event, the holder of a unit will have paid the entire unit purchase price for the common stock contained in the unit as the warrant will be worthless. Holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants, and holders’ only remedies in such event will be those available if we are found by a court of law to have breached our contractual obligation to them by failing to do so.

You will not be entitled to protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed a “blank check” company under the U.S. securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a current report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors in this offering will not receive the benefits or protections of Rule 419. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Under Delaware General Corporation Law, a court could invalidate the requirement that certain provisions of our amended and restated certificate of incorporation be amended only by unanimous consent of our stockholders; amendment of those provisions could reduce or eliminate the protections they afford to our stockholders.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•
upon the consummation of this offering, $393,600,000, or $451,500,000 if Banc of America Securities LLC’s over-allotment option is exercised in full (comprising (i) $385,600,000 of the net proceeds of this offering, including approximately $13.3 million of deferred underwriting discounts and commissions (or $443,500,000 if Banc of America Securities LLC’s over-allotment option is exercised in full, including approximately $15.4 million of deferred underwriting discounts and commissions) and (ii) $8.0 million of the proceeds from the sale of the private placement warrants) shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•
we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the amount held in trust (excluding deferred underwriting discounts and commissions of approximately $13.3 million or approximately $15.4 million if Banc of America Securities LLC’s over-allotment option is exercised in full);

•
we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% of the shares (minus one share) sold in this offering have voted against the business combination and exercise their conversion rights;

•
if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of such initial business combination, provided that a public stockholder, together with any affiliate of his, hers or it or any other person with whom he, she or it is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•
if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware General Corporation Law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

•
we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•
prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•
our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•
the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $10,000 per month to Greenhill for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•
we will not enter into our initial business combination with any entity in which our initial stockholder, or any of our officers or directors or their affiliates has a material financial interest, nor will we acquire any of the portfolio companies owned by the Greenhill merchant banking funds.

Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware General Corporation Law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

If third parties bring claims against us, or if we go bankrupt, the proceeds held in trust could be reduced and the per-share liquidation price received by you will be less than $9.84 per share (or approximately $9.82 per share if the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering but excluding our accountants) or any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Accordingly, the proceeds held in trust could be subject to claims that would take priority over the claims of our public stockholders and, as a result, the per-share liquidation price could be less than $9.84 (or $9.82 per share if the over-allotment option is exercised in full). Our founding stockholder has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. However, the agreement entered into by our founding stockholder specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of Banc of America Securities LLC of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from our founding stockholder, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on a review of publicly available financial statements, we believe that our founding stockholder is capable of funding its indemnity obligations, even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that our founding stockholder would be able to satisfy those obligations.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.84 per share (or approximately $9.82 per share if the over-allotment option is exercised in full) to our public stockholders.

Since we have not yet selected a particular industry or any target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate an initial business combination with a company in any industry we choose and we are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter an initial business combination. Although the members of our management team will evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, please see “Proposed Business—Effecting a Business Combination.”

Our stockholders may be held liable for third parties’ claims against us to the extent of distributions received by them following the termination of our existence.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we consummate our initial business combination prior to that date, we will seek to amend this provision to permit our continued existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by those stockholders upon liquidation. However, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, the liability of stockholders with respect to any claim against the corporation is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. In addition, if the corporation undertakes additional specified procedures, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidation distributions are made to stockholders, any liability of stockholders would be barred with respect to any claim on which an action, suit or proceeding is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). While we intend to adopt a plan of distribution making reasonable provision for claims against the company in compliance with the Delaware General Corporation Law, we do not intend to comply with these additional procedures, as we instead intend to distribute the balance in the trust account to our public stockholders as promptly as practicable following termination of our corporate existence. Accordingly, any liability our stockholders may have could extend beyond the third anniversary of our termination. We cannot assure you that any reserves for claims and liabilities that we believe to be reasonably adequate when we adopt our plan of distribution will suffice. If such reserves are insufficient, stockholders who receive liquidation distributions may subsequently be held liable for claims by creditors of the company to the extent of such distributions.

Our officers and directors may have conflicts of interest in connection with presenting business combination opportunities to us. You should assume that any such conflicts will not be resolved in our favor.

All of our current officers are also employees of Greenhill, our founding stockholder: Mr. Bok is Co-Chief Executive Officer of Greenhill and a member of the Investment Committee of Greenhill Capital Partners, Mr. Niehaus is the Chairman of Greenhill Capital Partners, and Mr. Liu is Chief Financial Officer and Co-Head of U.S. Mergers & Acquisitions of Greenhill and a member of the Investment Committee of Greenhill Venture Partners.  Each of Messrs. Bok, Niehaus and Liu are also managing directors of Greenhill and may have obligations to clients of Greenhill that may be in conflict or competition with our consummation of an initial business combination.  Each of Messrs. Bok, Niehaus and Liu also have a duty to present all business combination opportunities within the lines of business in which Greenhill is engaged (financial advisory services and merchant banking) to Greenhill, and Messrs. Bok and Niehaus are directors of, and have fiduciary duties to, companies in which Greenhill funds have invested, which may result in conflicts with our interests.  You should assume that any such conflicts will not be resolved in our favor.

Greenhill may represent either a client or advise a merchant banking fund in competition with us to acquire potential target businesses or potential target businesses, thereby causing conflicts of interest that limit our ability to pursue, potential targets. These conflicts of interest could have a negative impact on our ability to consummate a business combination.

Greenhill undertakes a broad range of financial advisory services and merchant banking activities for a wide variety of clients on a global basis, and for its own account. Accordingly, there may be situations in which Greenhill has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Greenhill.

Greenhill currently operates merchant banking businesses in the United States and Europe.  Funds advised by Greenhill Capital Partners make equity and equity-related investments in middle-market companies located primarily in North America and the United Kingdom. Such funds generally make controlling or influential minority investments that do not exceed $220 million in companies with enterprise values of $50 to $500 million. Funds advised by Greenhill Venture Partners make early growth stage private equity and equity-related investments primarily in companies that offer technology-enabled services or business information services in the Greater Tri-State Area, which encompasses the region from Eastern Pennsylvania to Northern Connecticut.  The fair market value of the businesses in which the funds advised by Greenhill Venture Partners invest is generally so low as to make it highly improbable that a conflict of interest would arise.  Similarly, we believe that Greenhill’s other merchant banking funds generally target transactions of a smaller size that would not be suitable for our initial business combination and we understand that the largest equity investment made by the Greenhill merchant banking funds in a single portfolio company, to date, was approximately $78 million.  However, neither Greenhill nor members of our management or directors who are also employed by Greenhill have any obligation to present us with any opportunity for a potential business combination of which they become aware. Greenhill and/or our management or directors, in their capacities as officers or managing directors of Greenhill or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future funds or third parties, including clients of Greenhill, before they present such opportunities to us. As a result, you should assume that to the extent any member of our management or any of our directors employed by Greenhill locates a business opportunity equally suitable for us and another entity to which such person has a fiduciary obligation or pre-existing contractual obligation to present such opportunity, he will first give the opportunity to such other entity or entities, and he will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue such opportunity. In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present opportunities of which they become aware to us, unless such opportunity was expressly offered to the independent director solely in his capacity as a director of our company.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to fund our working capital requirements.

Of the net proceeds of this offering, only $225,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $5.0 million, subject to adjustment, of additional working capital we may need to identify one or more target businesses, to negotiate and obtain approval of our initial business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or obtain approval of our initial business combination. In such event, we may be required to seek loans or additional investments from our founding stockholder, executive officers or directors or from third parties or be forced to liquidate. However, none of our founding stockholder, officers or directors or any third parties is under any obligation to advance funds to us or invest in us in such circumstances.

An increase in the size of this offering, the exercise by Banc of America Securities LLC of its over-allotment option or the sale of less than all units reserved for sale under the directed unit program through such program, may result in a reduction of the amount of interest income held in the trust account and the amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.

If Banc of America Securities LLC determines the size of this offering should be increased or it elects to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If Banc of America Securities LLC exercises its over-allotment option in full, the amount per share held in trust reduces from $9.84 to $9.82. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.03.  Similarly, if less than all units reserved for sale to managing directors and senior advisors of our founding stockholder under the directed unit program described in this prospectus are sold under that program, the per-share conversion or liquidation price could decrease by as much as approximately $0.02 due to the payment to the underwriter of a portion of the applicable deferred underwriter discounts and commission.

Because of our limited resources and the significant competition for business combination opportunities we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there should be numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition, the fact that only a limited number of blank check companies have completed a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many potential target businesses may not be inclined to enter into business combinations with publicly held blank check companies like ours. Further:

•
our obligation to seek stockholder approval of a business combination may cause us to be viewed as a less attractive buyer compared to buyers who do not need such approval given the time required to seek such approval and the concomitant potential delay in the consummation of a transaction;

•
our obligation to convert into cash up to 30% of the shares of common stock held by public stockholders (minus one share) in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target business within the required time period, we will be forced to liquidate.

We may be unable to obtain additional financing if necessary to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We believe that the net proceeds of this offering and the private placement warrants will be sufficient to allow us to consummate our initial business combination. However, because we have no oral or written agreements or letters of intent to engage in a business combination with any entity, we cannot assure you that we will be able to complete our initial business combination or that we will have sufficient capital with which to complete a combination with a particular target business. If the net proceeds of this offering and the private placement warrants are not sufficient to facilitate a particular business combination because:

•	of the size of the target business;

•	the offering proceeds not in trust and funds available to us from interest earned on the trust account balance are insufficient to fund our search for and negotiations with a target business; or

•	we must convert into cash a significant number of shares of common stock owned by public stockholders who elect to exercise their conversion rights,

we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon the combination and seek an alternative target business.

In addition, it is possible that we could use a portion of the funds not in the trust account (including amounts we borrowed, if any) to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds, and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, we could be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

Even if we do not need additional financing to consummate a business combination, we may require additional capital — in the form of debt, equity, or a combination of both — to operate or grow any potential business we may acquire. There can be no assurance that we will be able to obtain such additional capital if it is required. If we fail to secure such financing, this failure could have a material adverse effect on the operations or growth of the target business. None of our officers or directors or any other party is required to provide any financing to us in connection with, or following, our initial business combination.

If we issue capital stock or convertible debt securities to complete our initial business combination, your equity interest in us could be reduced or there may be a change in control of our company.

Our amended and restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of Banc of America Securities LLC’s over-allotment option), there will be 92,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the founder’s warrants and private placement warrants), and all of the shares of preferred stock available for issuance. We have no commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of our common stock or may issue preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. Our issuance of additional shares of common stock or any preferred stock:

•	may significantly reduce your equity interest in us;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may among other things limit our ability to use any net operating loss carry forwards we have, and may result in the resignation or removal of our officers and directors; and

•	may adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occur.

If we issue debt securities to acquire or finance a target business, our liquidity may be adversely affected and the combined business may face significant interest expense.

We may elect to enter into a business combination that requires us to issue debt securities as part of the purchase price for a target business. If we issue debt securities, such issuances may result in an increase in interest expense for the post-combination business and may adversely affect our liquidity in the event of:

•	a default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay principal and interest obligations on our debt;

•
an acceleration, which could occur even if we are then current in our debt service obligations if the debt securities have covenants that require us to meet certain financial ratios or maintain designated reserves, and such covenants are breached without waiver or renegotiation;

•	a required immediate payment of all principal and accrued interest, if any, if the debt securities are payable on demand; or

•	our inability to obtain any additional financing, if necessary, if the debt securities contain covenants restricting our ability to incur indebtedness.

For a more complete discussion of alternative structures for a business combination and the possibility that we may incur debt to finance our initial business combination, please see “Proposed Business—Effecting a Business Combination—Selection of a target business and structuring of our initial business combination.”

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the amount held in the trust account (less deferred underwriting discounts and commissions), the threshold value to constitute our initial business combination.

If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority, or FINRA, or other nationally recognized appraiser with expertise in the specific industry in question, as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

Our initial stockholder controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote, including the vote on our initial business combination.

Our initial stockholder has agreed, in connection with the stockholder vote required to approve our initial business combination and in connection with an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders.  Our initial stockholder and each of our executive officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.  Assuming that no shares of our common stock are purchased by our initial stockholder, executive officers or directors in or following this offering, our initial stockholder will hold approximately 20% of our issued and outstanding shares of common stock (assuming no exercise of the over-allotment option) prior to the stockholder vote relating to an initial business combination. Consequently our initial stockholder may exert substantial influence in connection with the vote on our initial business combination. In addition, as part of this offering, managing directors and senior advisors of our founding stockholder, including certain of our executive officers, may acquire up to an aggregate of 2,000,000 units at the initial public offering price through a directed unit program. While our founding stockholder does not intend to purchase units in this offering, it is not prohibited from purchasing units in this offering or our common stock in the secondary market.  As a result of any such purchases, our initial stockholder will have an even greater influence on the vote taken in connection with our initial business combination.

Upon the consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year. We may consummate an initial business combination before there is an annual meeting of stockholders to elect new directors, in which case all of the current directors will continue in office at least until the consummation of our initial business combination. If there is an annual meeting of stockholders, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholder will have considerable influence on the outcome of that election. Accordingly, our initial stockholder will continue to exert control at least until the consummation of the initial business combination.

If our current directors remain after our initial business combination they may have conflicts of interest.

Our ability to effect our initial business combination successfully will be largely dependent upon the efforts of our executive officers and directors. Messrs. Bok, Niehaus and Liu may remain as directors of the combined entity. Since it is possible that a director may remain after a business combination, a director may have a conflict of interest if such director is more likely to remain as a director or receive an attractive compensation arrangement in connection with a combination with one potential target business versus another. Such interests, if any, may influence the selection of the ultimate target for our initial business combination.

The management of the target business may not have experience managing a publicly traded company.

Management of a prospective target business may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect the price of our stock.

We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies.

In pursuing our acquisition strategy, we may seek to effect our initial business combination with one or more privately held companies. By definition, very little public information exists about these companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

Upon completion of our initial business combination we may compete with one or more businesses in which Greenhill, its affiliates and/or our management have an interest, which could result in a conflict of interest that may adversely affect us.

Greenhill merchant banking funds acquire, hold and sell investments in businesses across a broad range of industries. Upon completion of our initial business combination, if consummated, we may compete with one or more of these businesses in which Greenhill and/or its affiliates have an investment or other pecuniary interest, resulting in potential conflicts of interest. Conflicts of interest may also arise where our directors or other members of our management have affiliations with our competitors. In the case of any such conflicts, your interests may differ from those of the Greenhill entity or individual with the conflict, as such entity or individual may have a greater economic interest in our competitor than in us, or may believe that our competitor has better prospects than us. In such event, that entity or individual may devote more resources, including time and attention, to our competitor than to us, which may adversely affect our operations and financial condition and, ultimately, the value of your investment in us.

We expect to rely upon our access to Greenhill’s managing directors and senior advisors in completing an initial business combination.

We expect that we will depend, to a significant extent, on our access to the managing directors and senior advisors of Greenhill and the information and deal flow generated by Greenhill’s managing directors and senior advisors in the course of their merchant banking and advisory activities to identify and complete our initial business combination. Consequently, the departure of a significant number of the managing directors and senior advisors of Greenhill could have a material adverse effect on our ability to consummate an initial business combination.

The loss of Mr. Bok, Mr. Niehaus or Mr. Liu could adversely affect our ability to complete our initial business combination.

Our ability to consummate a business combination is dependent to a large degree upon Messrs. Bok, Niehaus and Liu. We believe that our success depends upon their continued service to us, at least until we have consummated a business combination. Messrs. Bok, Niehaus and Liu are, respectively, Co-Chief Executive Officer of Greenhill, Chairman of Greenhill Capital Partners and Co-Head of U.S. Mergers and Acquisitions and Chief Financial Officer of Greenhill, and each is a managing director of Greenhill.  We do not have an employment agreement with any of them, or key-man insurance on their lives. Any of them may choose to devote their time to other affairs, or may become unavailable to us for reasons beyond their control, such as death or disability. The unexpected loss of any of their services for any reason could have a detrimental effect on us.

We may use resources in researching acquisitions that are not consummated, which could materially and adversely affect subsequent attempts to effect our initial business combination.

We expect that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including reasons beyond our control, such as that 30% or more of our public stockholders vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect subsequent attempts to consummate an initial business combination.

Interest income from the trust account may not be sufficient to pay for our winding up and liquidation of the trust.

We expect that all costs and expenses associated with implementing any plan of distribution, as well as payments to any creditors, would be funded from amounts remaining out of the $225,000 of proceeds held outside the trust account and from the $5.0 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds were not sufficient to cover the costs and expenses associated with implementing any plan of distribution, to the extent that there was any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we could request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. Additional interest may not be available, or if available, may not be sufficient to cover the costs of our liquidation.

Because the founder’s shares will not participate in liquidation distributions by us, our executive officers and directors may have a conflict of interest in deciding if a particular target business is a good candidate for a business combination.

Holders of the founder’s shares have waived their right to receive distributions with respect to the founder’s shares if we liquidate because we fail to complete a business combination. Those shares of common stock and all of the warrants owned by our initial stockholder will be worthless if we do not consummate our initial business combination. Thus, our initial stockholder, and Messrs. Bok, Niehaus and Liu who have an ownership interest in our founding stockholder and consequently an indirect ownership interest in us, may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. These ownership interests may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our executive officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our initial stockholder, our executive officers and directors and employees of Greenhill will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $5.0 million, subject to adjustment, that may be released to us as working capital. These amounts are based on management’s estimates of the funds needed to finance our operations for the next 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our initial stockholder, executive officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our initial stockholder, our executive officers and directors or their affiliates could influence our executive officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

We will probably complete only one business combination, if any, with the proceeds of this offering and the private placement warrants, meaning our operations would then depend on a single business.

The net proceeds from this offering and the sale of the private placement warrants will provide us with approximately $380,300,000 that we may use to complete a business combination. Our initial business combination must involve a target business or businesses with a fair market value of at least 80% of the amount held in our trust account at the time of such business combination (excluding deferred underwriting discounts and commissions of approximately $13.3 million, or approximately $15.4 million if the over-allotment option is exercised in full). We may not be able to acquire more than one target business, if any, because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with one or more target businesses would reduce the fair market value of the remaining target businesses in the combination below the required threshold of 80% of the amount held in our trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million, or approximately $15.4 million if the over-allotment option is exercised in full). Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Unless we combine with a target business in a transaction in which the purchase price consists substantially of common stock and/or preferred stock, it is likely we will complete only our initial business combination with the proceeds of this offering and the sale of the private placement warrants. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will be exposed to higher risk than other entities that have the resources to complete several business combinations, or that operate in diversified industries or industry segments.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may face increased risks of subsequent write-downs or write-offs, restructuring, and impairments or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

In order to meet our disclosure and financial reporting obligations under the federal securities laws, and in order to develop and seek to execute strategic plans for how we can increase the profitability of a target business, realize operating synergies or capitalize on market opportunities, we must conduct a due diligence investigation of one or more target businesses. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. We may have limited time to conduct such due diligence due to the requirement that we complete our initial business combination within 24 months after the consummation of this offering. Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not uncover all material issues relating to a particular target business, and factors outside of the target business and outside of our control may later arise. If our diligence fails to identify issues specific to a target business or the environment in which the target business operates, we may be forced to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, if we report charges of this nature, negative market perceptions about us or our common stock may arise. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining postcombination debt financing.

You will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (assuming we allocate all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering, constitutes dilution to you and other investors in this offering. Our founding stockholder’s acquisition of the founder’s units at a significantly lower price than the price of the units being sold in this offering contributed to this dilution. Our founding stockholder acquired 11,500,000 founder’s units for a purchase price of $25,000, equivalent to a per-share price of approximately $.002 (or assuming no exercise of the underwriter’s over-allotment option and a corresponding forfeiture of 1,500,000 of the founder’s units, a purchase price of $.003 per share), assuming no value is ascribed to the founder’s warrants.  Assuming this offering is completed and no value is attributed to the warrants included in the units being sold to the public, you and the other new investors will incur an immediate and substantial dilution of approximately 30.9%, or $3.09 per share (the difference between the pro forma net tangible book value per share after this offering of $6.91, and the initial offering price of $10.00 per unit). Please see “Dilution” for additional information.

Our outstanding warrants may adversely affect the market price of our common stock and make it more difficult to effect our initial business combination.

The units being sold in this offering include warrants to purchase 40,000,000 shares of common stock (or 46,000,000 shares of common stock if the over-allotment option is exercised in full), and our initial stockholder hold founder’s warrants to purchase 10,000,000 shares of common stock (11,500,000 if the over-allotment option is exercised in full). We will also sell to our founding stockholder private placement warrants to purchase an aggregate of 8,000,000 shares of our common stock, prior to the closing of this offering. Such purchase will be a condition to the completion of this offering pursuant to the underwriting agreement to be entered into between Banc of America Securities LLC and us. If we issue common stock to complete our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Our warrants may make it more difficult to complete our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The grant of registration rights to our initial stockholder and certain employees of Greenhill may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

If our initial stockholder exercises its registration rights with respect to the founder’s units and private placement warrants in full, there will be an additional 28,000,000 shares of common stock (31,000,000 if the over-allotment option is exercised in full), including 18,000,000 shares of common stock (19,500,000 if the over-allotment option is exercised in full) issuable on exercise of the founder’s warrants and private placement warrants’ eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholder are registered.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

U.S. holders of warrants may, in certain circumstances, be deemed to have received distributions includible in income if an adjustment is (or in some cases is not) made to the warrants, even though holders would have not received any cash or property as a result of such adjustment or failure.  In addition, non-U.S. holders of units or warrants could be subject to U.S. federal withholding tax requirements with respect thereto. See “Material U.S. Federal Income and Estate Tax Consequences” for more detailed information.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which may increase the difficulty of completing a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”), the nature of our investments and the issuance of our securities may be subject to various restrictions. These restrictions may make it difficult for us to complete our initial business combination. In addition, we may be subject to burdensome compliance requirements and may have to:

•	register as an investment company;

•	adopt a specific form of corporate structure; and

•	report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act. In this regard, our agreement with the trustee states that proceeds in the trust account will be invested only in “government securities” and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the U.S. having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the U.S. or otherwise meeting certain requirements of the Investment Company Act. This investment restriction is intended to facilitate our not being considered an investment company under the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses and could make our initial business combination more difficult to complete.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.  Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant.  At the time that the warrants become exercisable (following our completion of an initial business combination), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states).  Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current.  However, we cannot assure you of this fact.  As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The American Stock Exchange may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•
a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

The determination of the offering price of our units is arbitrary.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between Banc of America Securities LLC and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.

If we acquire a target business with operations located outside the U.S., we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the U.S., we will be exposed to risks that could negatively impact our future results of operations following our initial business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

•	cultural and language differences;

•	foreign exchange controls;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•	deterioration of political relations with the U.S.; and

•	new or more extensive environmental regulation.

Foreign currency fluctuations could adversely affect our business and financial results.

In addition, a target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Because we must furnish our stockholders with target business financial statements prepared in accordance with or reconciled to U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards, we will not be able to complete an initial business combination with some prospective target businesses unless their financial statements are first reconciled to U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Our initial business combination must be with a target business that has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million or approximately $15.4 million if the over-allotment option is exercised in full) at the time of our initial business combination. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, or prepared in accordance with International Financial Reporting Standards, or IFRS, as approved by the International Accounting Standards Board, or IASB, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. If a proposed target business, including one located outside of the U.S., does not have or is not able within a reasonable period of time to provide financial statements that have been prepared in accordance with, or reconciled to, U.S. GAAP or in accordance with IFRS as issued by the IASB, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our executive officers, key employees or directors following our initial business combination;

•
executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	ability of our executive officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

The net proceeds of this offering, together with our founding stockholder’s $8.0 million investment in the private placement warrants that will be held in the trust account, will be used as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised

Offering gross proceeds (excluding directed unit program)(1)	$380,000,000	$440,000,000
Offering gross proceeds from directed unit program(1)	20,000,000	20,000,000
Private placement warrants	8,000,000	8,000,000
Total gross proceeds	$408,000,000	$468,000,000

Offering expenses (2):
Underwriting discount (7.0% of offering gross proceeds)(1)	$26,600,000	$30,800,000
Legal fees and expenses	500,000	500,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	65,000	65,000
SEC registration fee	14,122	14,122
FINRA registration fee	46,500	46,500
American Stock Exchange fees	70,000	70,000
Miscellaneous expenses	79,378	79,378
Total offering expenses	$27,475,000	$31,675,000
Proceeds after offering expenses	$380,525,000	$436,325,000
Net proceeds not held in trust account(2), (3)	$225,000	$225,000
Net proceeds held in trust account	$380,300,000	$436,100,000
Deferred underwriting discounts and commissions held in trust account(1)	$13,300,000	$15,400,000
Total held in trust account(2), (3)	$393,600,000	$451,500,000

% of offering gross proceeds	98.4%	98.2%

	Amount	Percent of Net Proceeds Not in Trust and Interest Income Earned on the Trust Account
Use of net proceeds not held in the trust account of $225,000 and up to $5.0 million of the interest income earned on the trust account that may be released to us to cover our working capital requirements(4)

Payment to Greenhill for office space, administrative and support services (approximately $10,000 per month for up to two years)	$240,000	4.6%
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination, legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees)	$4,985,000	95.4%
Total	$5,225,000	100.0%

___________

(1)
Assumes that 2,000,000 units will be sold through the directed unit program described in this prospectus.  No underwriting discounts or commissions will be paid on such units.  The amount of underwriting discount held in the trust account, 3.5% of offering gross proceeds or approximately $13.3 million (or approximately $15.4 million if the over-allotment option is exercised in full), will be paid to Banc of America Securities LLC upon consummation of the initial business combination and will not be available to us. In the event that we do not consummate our initial business combination within the required time period, Banc of America Securities LLC will forfeit any right to that amount, which will be included in the liquidation distribution to our public stockholders.

(2)
A portion of the offering expenses have been paid from an advance we received from Greenhill as described below. This advance (and any accrued interest thereon) will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.

(3)	The amount of net proceeds from this offering not held in the trust account will remain constant at $225,000 even if Banc of America Securities LLC’s over-allotment is exercised.

(4)
$5.0 million of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements.  If Banc of America Securities LLC determines that the size of this offering should be increased or Banc of America Securities LLC elects to exercise the over-allotment option, the amount of interest income earned on the trust account that can be released to us to fund our working capital will be increased proportionately.  For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

A total of approximately $393,600,000 (or approximately $451,500,000 if Banc of America Securities LLC’s over-allotment option is exercised in full), including $380,300,000 of the net proceeds from this offering and the sale of the private placement warrants (or $436,100,000 if Banc of America Securities LLC’s over-allotment option is exercised in full) and approximately $13.3 million (or approximately $15.4 million if Banc of America Securities LLC’s over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in a trust account at               , with American Stock Transfer & Trust Company as trustee. Except for a portion of the interest income to be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. In the event that we consummate an initial business combination, all amounts held in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million (or approximately $15.4 million if the over-allotment option is exercised in full), which will be paid to Banc of America Securities LLC) that are not (i) paid to public stockholders exercising their conversion rights or (ii) previously released to us as described below to pay income taxes or as working capital, will be released to us upon the closing of our initial business combination, which must involve one or more target businesses with a fair market value of at least 80% of the balance in the trust account at the time of such business combination. The funds released to us may be used to pay all or a portion of the purchase price of our initial business combination. We may apply any funds released to us from the trust account not used to pay the purchase price — for example, because we paid all or a portion of the purchase price for our initial business combination using stock or debt securities — for general corporate purposes, including for maintenance or expansion of operations of an acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have allocated $225,000 of the offering proceeds to fund a portion of our working capital. We intend to fund the majority of our working capital requirements from a portion of the interest earned on the proceeds being held in the trust account. Under the terms of the investment management trust agreement, up to $5.0 million of interest, subject to adjustment, may be released to us in such amounts and at such intervals as we request, subject to availability and to the maximum cap of $5.0 million, subject to adjustment. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete an initial business combination, we believe that following the completion of this offering, it will take some time to find a prospective target and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. However, if interest payments are not sufficient to fund these requirements, or are not available to fund the expenses at the time we incur them, we may be required to seek loans or additional investments from our founding stockholder, executive officers or directors or from third parties. However, none of our founding stockholder, officers or directors or any third party is under any obligation to advance funds to us or to invest in us in such circumstances.

If Banc of America Securities LLC determines the size of this offering should be increased or they elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately. If Banc of America Securities LLC exercises its over-allotment option in full, the amount per share held in trust reduces from $9.84 to $9.82. In addition, assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.03.  Similarly, if less than all units reserved for sale to managing directors and senior advisors of our founding stockholder under the directed unit program described in this prospectus are sold under that program, the per-share conversion or liquidation price could decrease by as much as approximately $0.02 due to the payment to the underwriter of a portion of the applicable deferred underwriter discounts and commission.

We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and Greenhill employees, and also that it may include engaging an accounting firm or other third-party consultants. No compensation of any kind (including finder’s and consulting fees) will be paid to any of our executive officers or directors, or any of our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, including in connection with such due diligence activities. However, our officers and directors, initial stockholder and employees of Greenhill will receive reimbursement for any out-of-pocket expenses (such as travel expenses) incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on a suitable initial business combination, and Greenhill will be entitled to receive payments of an aggregate of $10,000 per month for office space, secretarial and administrative services. Our audit committee will review and approve all payments made to our initial stockholder, our officers and directors and our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

In addition, it is also possible that we could use a portion of the funds not in the trust account to pay finder’s fees, consulting fees or other similar compensation, or make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed initial business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), if the amount were large enough and we had already used up the other funds available to us, we could be left with insufficient funds to continue searching for other potential target businesses or otherwise fund our business. In such case, if we were unable to secure additional financing, we would most likely fail to consummate an initial business combination in the allotted time and be forced to liquidate.

We believe that amounts not held in trust as well as the interest income of up to $5.0 million, subject to adjustment, earned on the trust account balance that may be released to us will be sufficient to pay the costs and expenses for which such proceeds have been allocated. This belief is based on the fact that in-depth due diligence will most likely be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount of such costs, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. To the extent that such expenses exceed the amounts not held in the trust account and the interest income of up to $5.0 million, subject to adjustment, that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Since the role of present management after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to present management after our initial business combination. Our executive officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed prior to the initial business combination’s closing. If the target business’s owners do not agree to such repayment, this could cause our executive officers and directors to view such potential initial business combination unfavorably and result in a conflict of interest.

On November 19, 2007, we issued a promissory note in the aggregate principal amount of $250,000 to Greenhill. The note accrues interest at the rate of 8.5% per annum, is unsecured and is due at the earlier of December 30, 2008, or the consummation of this offering. The note (and any accrued interest thereon) will be repaid out of the proceeds of this offering not being placed in the trust account.

We have agreed to pay Greenhill a total of $10,000 per month for office space, administrative services and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person.

To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the combined business.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the U.S. having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the U.S., so that we are not deemed to be an investment company under the Investment Company Act.

A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete our initial business combination within the allotted time or if the public stockholder converts such shares into cash in connection with an initial business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account. The funds a public stockholder will be entitled to receive from the trust account would include interest earned on his, her or its portion of the trust account, net of taxes payable with respect to such interest, and less interest income released to us from the trust account in the manner described above and, in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $100,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

On completion of an initial business combination, Banc of America Securities LLC will receive the deferred underwriter’s discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, Banc of America Securities LLC has agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest and net of franchise taxes, on a pro rata basis to the public stockholders.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board of directors will declare any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock. The information below assumes the payment in full of Banc of America Securities LLC’s discounts and commissions, including amounts held in the trust account, no exercise of the over-allotment option and a corresponding forfeiture of 1,500,000 founder’s units by our founding stockholder.

At November 27, 2007, our net tangible book value was a deficiency $217,427, or approximately ($0.02) per share of common stock. After giving effect to the sale of 40,000,000 shares of common stock included in the units offered hereby (but excluding shares underlying the warrants included in the units) (including deferred underwriting discounts and commissions), after deduction of estimated expenses paid in advance of this offering, our pro forma net tangible book value (as decreased by the value of 11,999,999 shares of common stock which may be converted into cash) at November 27, 2007, would have been $262,468,205, or approximately $6.93 per share, representing an immediate increase in net tangible book value of approximately $6.91 per share to the holders of the founder’s shares, and an immediate dilution of approximately $3.09 per share, or 30.9%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $118,079,990 less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public stockholders may result in the conversion into cash of not more than 30% of the aggregate number of the shares sold in this offering (minus one share) at a per-share conversion price equal to the amount in the trust account as of two business days prior to the proposed consummation of our initial business combination, inclusive of any interest, net of any taxes due on such interest and net of franchise taxes, and net of up to $5.0 million in interest income on the trust account balance previously released to us to fund working capital requirements, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering	$0.02
Increase attributable to new investors	$6.93

Pro forma net tangible book value after this offering		$6.91

Dilution to new investors		$3.09

The following table sets forth information with respect to our founding stockholder and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	per Share

Founding stockholder(1)	10,000,000	20.00%	$25,000	.0063%	$0.003

New investors	40,000,000	80.00%	400,000,000	99.9938%	10.00

Total	50,000,000	100.0%	$400,025,000	100.0%

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and sale of the private placement warrants	(217,427)
Net proceeds from this offering and sale of the private placement warrants	380,525,000
Offering costs paid in advance and excluded from tangible book value before this offering	240,622
Less: proceeds held in trust account subject to conversion to cash	(118,079,990)
$262,468,205

Denominator:
Shares of common stock outstanding prior to the offering	10,000,000
Shares of common stock included in the units offered in this offering	40,000,000
Less: shares subject to conversion	(11,999,999)
38,000,001

(1)           Assumes no exercise of the underwriter’s over-allotment option and excludes 1,500,000 founder’s units subject to forfeiture.

CAPITALIZATION

The following table sets forth our capitalization at November 27, 2007 and as adjusted to give effect to the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	November 27, 2007
	Actual	As Adjusted

Deferred underwriting discounts and commissions	$—	$13,300,000

Common stock, -0- and 11,999,999 shares which are subject to possible conversion at conversion value (1)	$—	$118,079,990

Stockholder’s equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $0.001 par value, 200,000,000 shares authorized; 11,500,000 shares issued and outstanding; 38,000,001 shares issued and outstanding (excluding 11,999,999 shares subject to possible conversion), as adjusted	$11,500	$38,000
Additional paid-in capital(2)	13,500	262,432,010
Accumulated deficit	(1,805)	(1,805)

Total stockholder’s equity	$23,195	$262,468,205

Total capitalization	$23,195	$393,848,195

___________

(1)
If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of no more than 30% of the aggregate number of shares sold in this offering (minus one share) at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.84 per share (or approximately $9.82 per share if the over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest and net of franchise taxes, which income and franchise taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.

(2)	Excludes $13.3 million payable to Banc of America Securities LLC for deferred underwriting discounts and commissions from the funds to be placed in a trust account.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company organized under the laws of the State of Delaware on November 2, 2007. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.”  To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our current executive officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that require the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to do so.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through the receipt of $25,000 from our founding stockholder in exchange for the founder’s units, and a loan evidenced by a promissory note issued to Greenhill as described more fully below.

We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $875,000 and underwriting discounts and commissions of approximately $26,600,000, or $30,800,000 if Banc of America Securities LLC’s over-allotment option is exercised in full, together with $8.0 million from our founding stockholder’s investment in the private placement warrants that will be held in the trust account, will be approximately $380,550,000 (or $436,350,000 if Banc of America Securities LLC’s over-allotment option is exercised in full). Of this amount, $380,300,000 (or $436,100,000 if Banc of America Securities LLC’s over-allotment option is exercised in full) will be held in the trust account and the remaining $225,000, in either case, will not be held in the trust. An additional amount equal to 3.5% of the gross proceeds of this offering, or approximately $13.3 million (approximately $15.4 million, if Banc of America Securities LLC’s over-allotment option is exercised in full), will also be held in the trust account and will be used to pay Banc of America Securities LLC a deferred fee upon the consummation of our initial business combination, and will not be available for our use to effect our initial business combination. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete our initial business combination. We expect to use substantially all of the net proceeds of this offering not in the trust account to pay expenses in locating and acquiring a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. To the extent that our capital stock or debt financing is used in whole or in part as consideration to effect our initial business combination, any proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with interest income of up to $5.0 million, subject to adjustment, on the balance of the trust account which may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $240,000 of expenses in fees relating to our office space and certain general and administrative services;

•
approximately $4,995,000 for general working capital that will be used for miscellaneous expenses (potentially including deposits or down payments for a proposed initial business combination), legal, accounting and other expenses, including due diligence expenses and reimbursement of out-of-pocket expenses incurred in connection with the investigation, structuring and negotiation of our initial business combination, director and officer liability insurance premiums and reserves, expenses of this offering to the extent they exceed the estimates shown in “Use of Proceeds,” legal and accounting fees relating to SEC reporting obligations, brokers’ retainer fees, consulting fees and finder’s fees).

We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, we will rely on interest earned of up to $5.0 million, subject to adjustment, on the trust account to fund such expenditures and, to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

As of November 19, 2007, we issued a promissory note in the aggregate principal amount of $250,000 to Greenhill. This note accrues interest at the rate of 8.5% per annum, is unsecured and is due at the earlier of December 30, 2008, or the consummation of this offering. The note will be repaid out of the proceeds of this offering not being placed in the trust account. See also “Certain Relationships and Related Transactions” for information on this note.

We have agreed to pay Greenhill a monthly fee of $10,000 for general and administrative services, including office space and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Greenhill has committed to purchase an aggregate of 8,000,000 private placement warrants at $1.00 per warrant (for a total purchase price of $8.0 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We believe that the purchase price of the private placement warrants approximates the fair value of such warrants. However, if it is determined, at the time of the offering, that the fair value of the private placement warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of November 27, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on November 2, 2007. We were formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets, which we refer to as our “initial business combination.”  To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussion, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we will focus on industries and target businesses in the United States and Europe that may provide significant opportunity for growth. We do not currently have any specific initial business combination under consideration.

Competitive Advantages

Experienced Management Team

We will seek to capitalize on the significant investing experience and contacts of our Chairman and Chief Executive Officer, Scott L. Bok, our Senior Vice President, Robert H. Niehaus, and our Chief Financial Officer, John D. Liu.  Mr. Bok has over 20 years of experience advising on mergers, acquisitions and restructurings and investing in private equity.  Mr. Niehaus has over 20 years of experience investing in private equity and sourcing, evaluating, structuring and negotiating control or significant minority investments in businesses.  Mr. Liu has 14 years of experience advising on mergers, acquisitions and restructurings.  Each of our executive officers has significant networks of contacts throughout the investment community and with a variety of sources of potential targets, including Greenhill’s managing directors and senior advisors.

Management Expertise and Access to Greenhill Resources

In addition to the experience and contacts of our management team and board of directors, we will have access to the resources of our founding stockholder, Greenhill.  Greenhill is a leading independent investment bank that provides financial advice on significant mergers, acquisitions and restructurings and manages merchant banking funds.  Greenhill’s financial advisory business serves a diverse set of clients around the world.  We believe that our sourcing of acquisition candidates and the recruiting of future managerial talent will benefit from the network of relationships which Greenhill has developed over the course of undertaking advisory mandates for over 225 different companies and the previous experience of its managing directors and senior advisors.  While Greenhill has advised clients in a very wide range of industries, it has particular expertise in several sectors: communications and media, consumer goods and retail, energy and utilities, financial services, industrial (including automotive, chemicals, forest products, healthcare and transportation), real estate and technology.  Greenhill’s merchant banking business manages private equity funds in the U.S. and Europe, as well as a U.S. venture capital fund.

Greenhill’s global team of senior investment bankers and private equity investors will be additional resources to us as we pursue acquisition candidates. We believe that Greenhill’s managing directors will be motivated to locate a target for us in part because they own a majority of the stock in Greenhill, our founding stockholder, and also because we understand that their annual discretionary bonus compensation is generally determined in large part on the basis of their contribution to the revenues of Greenhill, and any increase in the fair market value of our stock owned by Greenhill as a result of a successful business combination would constitute a gain (and therefore revenue) to Greenhill.  We believe that Greenhill’s managing directors’ compensation opportunities and equity interests in Greenhill, and thus indirectly in us, motivate those individuals to facilitate our efforts in sourcing a target for our initial business combination.  Managing directors and senior advisors of Greenhill will not be granted any other awards or incentives, such as a finder’s fee, by us for their efforts to facilitate our efforts in sourcing a target for our initial business combination.  As of October 31, 2007, Greenhill employed 42 managing directors and senior advisors with an average of more than 20 years of investment, M&A and restructuring experience.  Greenhill operates from five cities in key business centers across four countries in North America and Europe.

Since its founding in 1996, Greenhill has grown steadily, recruiting a number of managing directors from major investment banks (as well as senior professionals from other institutions), each with a different geographic, industry or transaction focus and each with a different set of corporate management and other relationships.  As part of this expansion, Greenhill opened a London office in 1998, raised its first Greenhill Capital Partners fund in 2000, opened a Frankfurt office later in 2000, began offering financial restructuring advice in 2001, raised its first venture capital fund in 2006 and raised its first European private equity fund in 2007.  In 2004, Greenhill’s common stock was listed on the New York Stock Exchange under the ticker symbol “GHL.”

Greenhill manages approximately $1.6 billion in capital through several merchant banking funds.  The nine managing directors of Greenhill’s merchant banking funds have over 190 years of collective investment, M&A and restructuring experience and significant networks throughout the investing community.  Greenhill’s merchant banking activities are focused primarily on making controlling or influential minority investments in small and middle-market companies, generally committing between $10 million and $75 million of equity to any single transaction.

Access to Greenhill’s Infrastructure

We believe that our affiliation with Greenhill will provide us with a competitive advantage.  As one of the leading independent mergers, acquisitions and restructuring advisors, Greenhill offers enhanced access to potential target businesses, as well as the resources to evaluate such companies.  We believe that our sourcing of acquisition candidates and the recruiting of future managerial talent will benefit from the network of relationships which Greenhill has developed over the course of undertaking advisory mandates for over 225 different companies and the previous experience of its managing directors and senior advisors.  In addition, we believe our affiliation with Greenhill provides us with considerable sector expertise and greater insight into sector participants, strategies and trends.  Furthermore, where appropriate, Greenhill’s managing directors and senior advisors will be available to offer us valuable advice on transaction structuring and other matters.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business or businesses an alternative to the traditional initial public offering through a merger or other business combination. The owners of a target business could exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this method a less expensive, quicker and more certain process to becoming a public company than the typical initial public offering. Once public, we believe the target business would then have greater access to capital and additional means to motivate management consistent with stockholders’ interests. Becoming a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company makes us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a well established entity.

Financial Position

We offer a target business or businesses a variety of options such as providing the owners of a target business or businesses with shares in a public company and a public means to sell such shares, providing for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash (with a trust account initially in the amount of approximately $393,600,000, or $451,500,000 if the underwriter’s over-allotment option is exercised in full), debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use the following criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

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Established, Proven Track Records. We will generally pursue companies with a history of strong operating and financial results. However, we may acquire a company undergoing a turnaround that demonstrates strong prospects for future growth.

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Strong Free Cash Flow Characteristics. We will pursue companies that have a history of, or potential for, strong, stable free cash flow generation. We will focus on companies that have or are expected to build predictable, recurring revenue streams and have low working capital and capital expenditure requirements.

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Strong Competitive Industry Position. We will pursue businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent or other types of unique asset protection and brand positioning. We will pursue businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and develop or sustain profitability and deliver strong free cash flow.

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Strong and Experienced Management Team. We will pursue businesses that either have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We believe the significant contacts of our management team and Greenhill may also help us to find executives and managers who can strengthen the businesses we may acquire. We will focus on management teams with a proven track record of delivering revenue growth, enhancing profitability and generating strong free cash flow.

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Diversified Customer and Supplier Base.  We will pursue businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

While we may seek to acquire or acquire control of more than one business or asset, which we refer to as our “target business” or “target businesses,” our initial business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the balance in the trust account at the time of such initial business combination (excluding deferred underwriting discounts and commissions of approximately $13.3 million, or approximately $15.4 million if Banc of America Securities LLC’s over-allotment option is exercised in full). We will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests or membership interests of the target company, as applicable, or in the case of a partnership, the acquisition of the general partner. However, as noted in this prospectus, in connection with the consummation of our initial business combination we may issue additional common stock or securities convertible into or exercisable for common stock such as convertible preferred stock, convertible debt, or warrants in which case our stockholders prior to our initial business combination may not own a majority of our common stock following the consummation of the  business combination. In addition, we will not enter into our initial business combination with any entity in which our initial stockholder, or any of our officers or directors or their affiliates has a material financial interest, nor will we acquire any of the portfolio companies owned by the Greenhill merchant banking funds.

If we are unable to consummate a business combination within the allotted time period set forth in this prospectus, our corporate existence will cease and we will implement our liquidation plan, which will include the distribution of the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.84 per share of common stock held by them (or approximately $9.82 per share if Banc of America Securities LLC exercises its over-allotment option).

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. While substantially all of the net proceeds of this offering are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, you will not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses at the time of your investment. If we engage in an initial business combination with a target business using our capital stock or debt financing to fund the combination, proceeds from this offering and the sale of the private placement warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be commenced. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We have not identified a target business

We do not have any specific initial business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not sought, nor have we have engaged or retained any agent or other representative, to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate or contact a target business. In addition, because of the nature of Greenhill’s business, executives associated with Greenhill occasionally receive unsolicited inquiries that identify companies that are potentially for sale. Management has not and will not respond to any such inquiries prior to the completion of this offering. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our executive officers and directors and Greenhill. While our executive officers are not required to commit to our business on a full-time basis and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our executive officers and directors believe that the relationships they have developed over their careers and their access to Greenhill professionals will generate a number of potential business combination opportunities that will warrant further investigation. Various unaffiliated parties, such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds and similar sources, may also bring potential target businesses to our attention.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses that we have not previously identified. Such fees or compensation may be calculated as a percentage of the dollar value of the transaction and/or may involve monthly retainer payments. We will seek to negotiate the lowest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. Payment of finder’s fees is customarily tied to completion of a transaction. Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay our initial stockholder, our officers or directors or any entity with which they or we are affiliated, including Greenhill, any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination, other than (i) repayment of an advance of $250,000 (and accrued interest thereon) made to us by Greenhill to cover offering-related and organizational expenses; (ii) payment of an aggregate of $10,000 per month to Greenhill for office space, secretarial and administrative services; and (iii) reimbursement for any out-of-pocket expenses related to this offering and identifying, investigating and consummating an initial business combination. In addition, neither our initial stockholder, nor our officers or directors or any entity with which they are affiliated, including Greenhill, will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any initial business combination involving us other than any compensation or fees that may be received for any services provided following such initial business combination. Our audit committee will review and approve all payments made to our initial stockholder, our, officers and directors and our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million, or approximately $15.4 million if the over-allotment option is exercised in full) at the time of such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. However, we will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of at least 50.1% of the voting equity interests or membership interests of the target company, as applicable, or, in the case of a partnership, our acquisition of the general partner. We may choose to issue additional debt or equity securities to consummate a business combination, however, and our stockholders prior to the business combination may not own a majority of our common stock following the consummation of a business combination. We will not consider any transaction that does not meet such criteria. In addition, we will not enter into our initial business combination with any entity in which our initial stockholder, any of our officers, directors or our or their affiliates has a material financial interest, nor will we acquire any of the portfolio companies owned by the Greenhill merchant banking funds.

In evaluating a prospective target business, our management will consider a variety of criteria and guidelines, including the following:

•	established, proven track records;

•	strong free cash flow characteristics;

•	strong competitive industry position;

•	strong and experienced management team; and

•	diversified customer and supplier base.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and Greenhill employees. We may engage accounting firms or other third-party consultants to assist us with performing due diligence and valuations of the target company. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a potential or initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete an initial business combination.

Fair market value of target business or businesses and determination of offering amount

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million, or approximately $15.4 million if the over-allotment option is exercised in full) at the time of such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire. We may seek to consummate our initial business combination with a target business or businesses with a collective fair market value in excess of the balance in the trust account. However, we would need to obtain additional financing to consummate such an initial business combination, and there is no assurance we would be able to obtain such financing.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the private placement of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million or approximately $15.4 million if the over-allotment option is exercised in full) at the time of the initial business combination.

In contrast to many other blank check companies that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquiring company’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million, or approximately $15.4 million if the over-allotment option is exercised in full). We have used this criterion to provide investors and our executive officers and directors with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination. The determination of net assets requires an acquiring company to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the ongoing nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquiring company’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million or approximately $15.4 million if the over-allotment option is exercised in full) for the fair market value of the target business or businesses with which we combine so that our executive officers and directors will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove, a proposed initial business combination with a target business or businesses that such target business or businesses will meet the minimum valuation criterion for our initial business combination.

Our board of directors will perform its own valuations and analyses in seeking to determine that the target has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million or approximately $15.4 million if the over-allotment option is exercised in full) at the time of the proposed business combination. Whether or not the fair market value of a target business is in excess of 80% of the proceeds in the trust account or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, and book value. The board of directors will make its valuation assessment based on all relevant information available at the time, which may differ on a case-by-case basis depending on the specific nature of the target and the structure of the transaction, including the projected performance of the target based on its potential under our business plan (as determined based upon standards generally accepted by the financial community, as well as the criteria discussed under “Selection of a target business and structuring of a business combination” above). Accordingly, we cannot predict at this time the precise information that the board of directors intends to provide to stockholders regarding the valuation of a particular target, other than whether it meets the 80% threshold criterion.  If our board of directors is not able to determine independently that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, or other nationally recognized appraiser with expertise in the specific industry in question.  We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with the stockholder vote on our initial business combination, and that such independent investment banking firm or appraiser will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm or appraiser as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. In addition, if our board of directors has informed stockholders that it believes that a target business meets the 80% threshold criterion, our board of directors will not be otherwise required to provide stockholders with valuations and analyses or quantify the value of any target. Further, in the event that we issue shares in order to acquire a target and such issuance causes the investors in this offering to collectively become minority stockholders, we will not be required to obtain an opinion or independently opine on whether the transaction is fair to our stockholders. However, any such issuance shall not affect the requirement that a majority of the shares of common stock voted by our public stockholders must approve any initial business combination.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must involve one or more target businesses whose collective fair market value meets the criteria discussed above at the time of such initial business combination. Consequently, we expect to complete only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues, such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses could fall below the required fair market value threshold described above.

Accordingly, while it is possible that our initial business combination may involve more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single target business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, in the particular industry in which we operate after our initial business combination.

If we complete our initial business combination structured as a merger in which the consideration is our stock, we could have a significant amount of cash available to make subsequent add-on acquisitions.

Limited ability to evaluate the target business’s management

We will independently evaluate the quality and experience of the existing management of a target business and will make an assessment as to whether or not they should be replaced on a case-by-case basis. As an example, a company in weak financial condition may be experiencing difficulties because of its capitalization and not because of its operations, in which case operating management may not need to be replaced.

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting an initial business combination with that business, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that management of the target business will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our executive officers and directors will remain associated in some capacity with us following our initial business combination, a final determination of their continued involvement with the business upon completion of an initial business combination will be made jointly with our board of directors and based on the facts and circumstances at the time. The goal of our board of directors will be to ensure that they select the best management team to pursue our business strategy. If they determine that the incumbent management of an acquired business should be replaced and that one or more of our executive officers and directors is the best available replacement, it is possible that some of our executive officers or directors will devote some or all of their efforts to our affairs subsequent to our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. At the same time, we will submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence if the initial business combination is approved and consummated. The quorum required to constitute this meeting, as for all meetings of our stockholders in accordance with our bylaws, is a majority of our issued and outstanding common stock (whether or not held by public stockholders). We will consummate our initial business combination only if (i) the initial business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate an initial business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

Under the terms of our amended and restated certificate of incorporation, this provision may not be amended without the unanimous consent of our stockholders prior to consummation of an initial business consummation. Even though the validity of unanimous consent provisions under Delaware General Corporation Law has not been settled, neither we nor our board of directors will propose any amendment to this 30% threshold, or support, endorse or recommend any proposal that stockholders amend this threshold (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the initial business combination will still go forward. Provided that a quorum is in attendance at the meeting, in person or by proxy, a failure to vote on the initial business combination at the stockholders’ meeting will have no outcome on the transaction. Voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. In order to convert its shares, a stockholder must have also exercised the conversion rights described below.

If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from consummation of this offering. In connection with seeking stockholder approval of our initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on U.S. generally accepted accounting principles.

Our initial stockholder has agreed, in connection with the stockholder vote required to approve our initial business combination, to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders. Our initial stockholder and each of our executive officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. As a result, neither our initial stockholder, nor our executive officers or directors will be able to exercise conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

Conversion rights

At the time we seek stockholder approval of our initial business combination, we will offer our public stockholders the right to have their shares of common stock converted to cash if they vote against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest and net of franchise taxes, which shall be paid from the trust account, and net of interest income previously released to us to fund our working capital requirements), calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be approximately $9.84 (or approximately $9.82 per share if the over-allotment option is exercised in full), or approximately $0.16 less than the per-unit offering price of $10.00 (approximately $0.18 less if the over-allotment is exercised in full).

An eligible public stockholder who wishes to exercise its conversion rights may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the public stockholder votes against our initial business combination, our initial business combination is approved and completed, the public stockholder holds its shares through the closing of our initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote on a proposed initial business combination. Following the approval of our initial business combination by our stockholders and until the completion of our initial business combination or termination of the definitive agreement relating to the proposed initial business combination, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against our initial business combination but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the initial business combination. It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they still hold.

We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become an option to convert surviving past the consummation of the business combination until the converting stockholder delivered his, her or its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting stockholder’s election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

We will not consummate an initial business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights and vote against the initial business combination. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

In connection with a vote on our initial business combination, public stockholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public stockholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

We expect the initial conversion price to be approximately $9.84 per share (or approximately $9.82 per share if the over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of a share of our common stock on the date of conversion, there may be a disincentive to public stockholders to exercise their conversion rights.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if no business combination

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the closing of this offering, will provide that we will continue in existence only until 24 months from the date of this prospectus. If we consummate our initial business combination prior to that date, we will seek to amend this provision in order to provide for our perpetual existence. If we have not completed our initial business combination by that date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. Because of this provision in our amended and restated certificate of incorporation, no resolution by our board of directors and no vote by our stockholders to approve our dissolution would be required for us to dissolve and liquidate. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state.

If we are unable to complete a business combination by 24 months from the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our termination for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $225,000 of proceeds held outside the trust account and from the $5.0 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

Our initial stockholder has waived their right to participate in any liquidation distribution with respect to the founder’s shares, but not with respect to any shares of our common stock they may purchase in this offering or the secondary market. Additionally, if we do not complete an initial business combination and the trustee must distribute the balance of the trust account, Banc of America Securities LLC has agreed to forfeit any rights or claims to their deferred underwriting discounts and commissions then in the trust account, and those funds will be included in the pro rata liquidation distribution to the public stockholders. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

If we are unable to conclude an initial business combination and expend all of the net proceeds of this offering and the founding stockholder’s investment other than the proceeds deposited in the trust account, and without taking into account any interest earned on the trust account, the initial per-share liquidation price will be $9.84 (or approximately $9.82 per share if the over-allotment option is exercised in full), or approximately $0.16 less than the per-unit offering price of $10.00 (approximately $0.18 less if the over-allotment is exercised in full).

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders, and we therefore cannot assure you that the actual per-share liquidation price will not be less than $9.84 (or approximately $9.82 per share if the over-allotment option is exercised in full). Although prior to completion of our initial business combination, we will seek to have all third parties (including any vendors or any other entities with which we enter into a contractual relationship following consummation of this offering but excluding our accountants) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. If a target business or other third party were to refuse to enter into such a waiver, we would enter into discussions with such target business or engage such other third party only if our management determined that we could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination.

Our founding stockholder has agreed that it will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered or products sold to us, by a third party with which we entered into a contractual relationship following consummation of this offering or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreement entered into by our founding stockholder specifically provides for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable), or (2) as to any claims under our indemnity of Banc of America Securities LLC of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by the indemnity from our founding stockholder, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. Based on a review of publicly available financial statements, we believe that our founding stockholder is capable of funding its indemnity obligations, even though we have not asked them to reserve for such an eventuality. We cannot assure you, however, that our founding stockholder would be able to satisfy those obligations.

Under Delaware General Corporation Law, creditors of a corporation have a superior right to stockholders in the distribution of assets upon liquidation. Consequently, if the trust account is liquidated and paid out to our public stockholders prior to satisfaction of the claims of all of our creditors, it is possible that our stockholders may be held liable for third parties’ claims against us to the extent of the distributions received by them.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return at least $9.84 per share (or approximately $9.82 per share if the over-allotment option is exercised in full) to our public stockholders.

A public stockholder will be entitled to receive funds from the trust account only in the event that we do not consummate an initial business combination by 24 months from the date of this prospectus or if the stockholder converts its shares into cash after voting against an initial business combination that is actually completed by us and exercising its conversion rights. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Prior to our completing an initial business combination or liquidating, we are permitted to have released from the trust account only (i) interest income to pay income taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $5.0 million, subject to adjustment, to fund our working capital requirements.

Conflicts of Interest

Greenhill undertakes a broad range of financial advisory services and merchant banking activities for a wide variety of clients on a global basis, and for its own account. Accordingly, there may be situations in which Greenhill has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Greenhill.

Greenhill currently operates merchant banking businesses in the United States and Europe.  Funds advised by Greenhill Capital Partners make equity and equity-related investments in middle-market companies located primarily in North America and the United Kingdom. Such funds generally make controlling or influential minority investments that do not exceed $220 million in companies with enterprise values of $50 to $500 million. Funds advised by Greenhill Venture Partners make early growth stage private equity and equity-related investments primarily in companies that offer technology-enabled services or business information services in the Greater Tri-State Area, which encompasses the region from Eastern Pennsylvania to Northern Connecticut.  The fair market value of the businesses in which the funds advised by Greenhill Venture Partners invest is generally so low as to make it highly improbable that a conflict of interest would arise.  Similarly, we believe that Greenhill’s other merchant banking funds generally target transactions of a smaller size that would not be suitable for our initial business combination, and we understand that the largest equity investment made by the Greenhill merchant banking funds in a single portfolio company, to date, was approximately $78 million. However, if we were to pursue multiple simultaneous targets for our initial business combination, we might compete with Greenhill’s merchant banking funds for one or more of such targets. In addition, if Greenhill’s merchant banking funds were to participate in a transaction with other investors in the acquisition of a larger target, such group of investors, including Greenhill’s fund or funds, may be in direct competition with us for a possible target for our initial business combination.

Clients of Greenhill’s financial advisory business may also compete with us for investment opportunities meeting our initial business combination objectives. If Greenhill is engaged to act for any such clients, you should assume that we will be precluded from pursuing opportunities suitable for such client. In addition, investment ideas generated within Greenhill, including by Mr. Bok, Mr. Niehaus and Mr. Liu, may be suitable for both us and for an investment banking client of Greenhill or a current or future fund advised by a Greenhill entity and may be directed to such client or fund rather than to us. Greenhill’s financial advisory business may also be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, you should assume that we will be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, Greenhill’s interests or its obligations to the seller will diverge from our interests.

Neither Greenhill nor members of our management or directors who are also employed by Greenhill have any obligation to present us with any opportunity for a potential business combination of which they become aware. Greenhill and/or our management or directors, in their capacities as officers or managing directors of Greenhill or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future funds or third parties, including clients of Greenhill, before they present such opportunities to us. As a result, you should assume that to the extent any member of our management or any of our directors employed by Greenhill locates a business opportunity equally suitable for us and another entity to which such person has a fiduciary obligation or pre-existing contractual obligation to present such opportunity, he will first give the opportunity to such other entity or entities, and he will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue such opportunity. In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present opportunities of which they become aware to us, unless such opportunity was expressly offered to the independent director solely in his capacity as a director of our company.

Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including that:

•
upon the consummation of this offering, $393,600,000, or $451,500,000 if Banc of America Securities LLC’s over-allotment option is exercised in full (comprising (i) $385,600,000 of the net proceeds of this offering, including approximately $13.3 million of deferred underwriting discounts and commissions (or $443,500,000 if Banc of America Securities LLC’s over-allotment option is exercised in full, including approximately $15.4 million of deferred underwriting discounts and commissions) and (ii) $8.0 million of the proceeds from the sale of the private placement warrants) shall be placed into the trust account;

•	prior to the consummation of our initial business combination, we shall submit the initial business combination to our stockholders for approval;

•
we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the amount held in trust (excluding deferred underwriting discounts and commissions of approximately $13.3 million or approximately $15.4 million if Banc of America Securities LLC’s over-allotment option is exercised in full);

•
we may consummate our initial business combination only if (i) the initial business combination is approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% of the shares (minus one share) sold in this offering have voted against the business combination and exercise their conversion rights;

•
if a proposed initial business combination is approved and consummated, public stockholders who exercised their conversion rights and voted against the initial business combination may convert their shares into cash at the conversion price on the closing date of such initial business combination;

•
if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account (except for such amounts as are paid to creditors or reserved for payment to creditors in accordance with Delaware General Corporation Law) and any net assets remaining outside the trust account on a pro rata basis to all of our public stockholders;

•
we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•
prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

•
our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering;

•
the audit committee shall review and approve all payments made to our officers, directors and our and their affiliates, other than the payment of an aggregate of $10,000 per month to Greenhill for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•
we will not enter into our initial business combination with any entity in which our initial stockholder, any of our officers or directors or their affiliates has a material financial interest, nor will we acquire any of the portfolio companies owned by the Greenhill merchant banking funds.

Our amended and restated certificate of incorporation requires that prior to the consummation of our initial business combination we obtain unanimous consent of our stockholders to amend these provisions. However, the validity of unanimous consent provisions under Delaware General Corporation Law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ statutory rights to amend the corporate charter. In that case, these provisions could be amended without unanimous consent, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 30% of the shares sold in this offering (minus one share) have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward.

COMPARISON OF THIS OFFERING TO THOSE
OF BLANK CHECK COMPANIES SUBJECT TO RULE 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that Banc of America Securities LLC will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$393,600,000 of the proceeds of this offering and the private placement warrant purchase including approximately $13.3 million in deferred underwriting discounts and commissions, will be deposited into a trust account at               , maintained by American Stock Transfer & Trust Company.

$335,272,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $393,600,000 in trust will be invested only in treasury bills issued by the U.S. government having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.

Receipt of interest on escrowed funds
Interest on proceeds from the trust account that may be paid to stockholders in connection with our initial business combination or our liquidation is reduced by (i) any taxes paid or due on the interest generated and, only after such taxes have been paid or funds sufficient to pay such taxes have been set aside, (ii) up to $5.0 million, subject to adjustment, that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate an initial business combination within the allotted time, interest of up to $100,000 that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with the consummation of our initial business combination.

Limitation on fair value or net assets of target business
The target business that we acquire in our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $13.3 million) at the time of the acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must
We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.

Trading of securities issued
The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day following the date of this prospectus unless Banc of America Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the current report on Form 8-K described below, and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a current report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, and financial information about any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, please see “Description of Securities—Units.”

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of our initial business combination or one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account before payment of deferred underwriting commissions and discounts and including accrued interest, net of income taxes payable on such interest, net of

A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not

	franchise taxes and net of interest previously released to us to fund our working capital requirements. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete an initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If we are unable to complete a business combination by 24 months from the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest, net of franchise taxes and after distribution to us of interest income on the trust account balance as described in this prospectus.

If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds
Except with respect to (i) interest income to pay taxes on interest income earned on the trust account balance and (ii) interest income earned of up to $5.0 million, subject to adjustment, on the balance in the trust account to be released to us to fund working capital requirements, proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or our liquidation upon our failure to effect our initial business combination within the allotted time.
The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, as well as operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there should be numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

•
our obligation to convert into cash shares of common stock held by our public stockholders who vote against the initial business combination and exercise their conversion rights may reduce the resources available to us for an initial business combination;

•	our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses; and

•
the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of approximately $13.3 million (or approximately $15.4 million if the over-allotment option is exercised in full)) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

Our executive offices are currently located at 300 Park Avenue, 23rd Floor, New York, New York 10022. The cost for this space is included in the $10,000 per-month fee described above that our founding stockholder charges us for general and administrative services. We believe, based on rents and fees for similar services in the New York City area that the fee charged by our founding stockholder is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have five officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We do not expect to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements based on U.S. generally accepted accounting principles or prepared in accordance with International Financial Reporting Standards as approved by the International Accounting Standards Board for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any of our executive officers or directors in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Scott L. Bok	48	Chairman of the Board of Directors; Chief Executive Officer
Robert H. Niehaus	52	Director; Senior Vice President
John D. Liu	39	Director; Chief Financial Officer
		Director
		Director
		Director
		Director

Scott L. Bok, 48, has served as our Chairman and Chief Executive Officer since our formation in November 2007.  In addition, Mr. Bok has served as Greenhill’s Co-Chief Executive Officer since October 2007, served as its Co-President between 2004 and 2007 and has been a member of Greenhill’s Management Committee since its formation in January 2004. In addition, Mr. Bok has been a director of Greenhill & Co., Inc. since its incorporation in March 2004. From January 2004 until October 2007, Mr. Bok was Greenhill’s US President.  From 2001 until the formation of Greenhill’s Management Committee, Mr. Bok participated on the two-person administrative committee responsible for managing Greenhill’s operations. Mr. Bok has also served as a Senior Member of Greenhill Capital Partners since its formation. Mr. Bok joined Greenhill as a managing director in February 1997. Before joining Greenhill, Mr. Bok was a managing director in the mergers, acquisitions and restructuring department of Morgan Stanley & Co., where he worked from 1986 to 1997, based in New York and London. From 1984 to 1986, Mr. Bok practiced mergers and acquisitions and securities law in New York with Wachtell, Lipton, Rosen & Katz. Mr. Bok is a member of the board of directors of Heartland Payment Systems, Inc. and various private companies. Mr. Bok is also a member of the Investment Committee of Greenhill Capital Partners.

Robert H. Niehaus, 52, has served as our Senior Vice President since our formation in November 2007.  Mr. Niehaus is also a member of our Board of Directors.  In addition, Mr. Niehaus has been the Chairman of Greenhill Capital Partners since June 2000. Mr. Niehaus has been a member of Greenhill’s Management Committee since its formation in January 2004. Mr. Niehaus joined Greenhill in January 2000 as a managing director to begin the formation of Greenhill Capital Partners. Prior to joining Greenhill, Mr. Niehaus spent 17 years at Morgan Stanley & Co., where he was a managing director in the merchant banking department from 1990 to 1999. Mr. Niehaus was vice chairman and a director of the Morgan Stanley Leveraged Equity Fund II, L.P., a $2.2 billion private equity investment fund, from 1992 to 1999, and was vice chairman and a director of Morgan Stanley Capital Partners III, L.P., a $1.8 billion private equity investment fund, from 1994 to 1999. Mr. Niehaus was also the chief operating officer of Morgan Stanley’s merchant banking department from 1996 to 1998. Mr. Niehaus is a director of American Italian Pasta Company, Heartland Payment Systems, Inc., Exco Holdings, Inc. and various private companies.

John D. Liu, 39, has served as our Chief Financial Officer since our formation in November 2007.  In addition, Mr. Liu is a member of our Board of Directors.  Mr. Liu became Chief Financial Officer and a managing director of Greenhill in January 2004 and Co-Head, U.S. Mergers and Acquisitions in January 2007. Mr. Liu joined Greenhill in May 1996 as an Associate. Mr. Liu was promoted to Vice President in January 2000 and to Principal in January 2002. Prior to joining Greenhill, Mr. Liu was an associate at Wolfensohn & Co., a mergers & acquisitions firm, from 1995 to 1996. Mr. Liu was an analyst in investment banking at Donaldson, Lufkin & Jenrette from 1990 to 1992. Mr. Liu is also a member of the Investment Committee of GSAVP, a venture capital fund managed by Greenhill.

Number and Terms of Office of Directors

Upon the consummation of this offering, our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of                     , will expire at our first annual meeting of stockholders following consummation of this offering. The term of office of the second class of directors, consisting of                     , will expire at the second annual meeting of stockholders following consummation of this offering. The term of office of the third class of directors, consisting of                     , will expire at the third annual meeting of stockholders following consummation of this offering.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. However, none of these individuals has been a principal of or affiliated with a blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with any such entity. Nevertheless, we believe that the skills and expertise of these individuals, their collective access to potential target businesses, and their ideas, contacts, and acquisition expertise should enable them to successfully identify and assist us in completing our initial business combination. However, there is no assurance such individuals will, in fact, be successful in doing so.

Although all members of the board of directors will be invited and encouraged to attend annual meetings of stockholders, we do not have a policy with respect to such attendance.  We will seek to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our board of directors.

Executive Officer and Director Compensation

None of our officers or directors has received any compensation for service rendered. After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

The American Stock Exchange requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.  Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We have agreed not to enter into our initial business combination with any entity in which our initial stockholder, any of our officers or directors or their affiliates has a material financial interest.  We have also agreed not to acquire any of the companies owned by Greenhill’s merchant banking funds.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee to be effective upon completion of this offering. Each committee will be composed of three directors.

Audit Committee

Upon completion of this offering, our audit committee will consist of                      with                      serving as chair. As required by the rules of the American Stock Exchange, each of the members of our audit committee will be able to read and understand fundamental financial statements, and we consider                      to

qualify as an “audit committee financial expert” and as “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•
appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•
overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•
meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•
reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•
establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•
monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•
reviewing and approving all payments made to our initial stockholder, officers, directors and affiliates, including Greenhill, other than the payment of an aggregate of $10,000 per month to Greenhill for office space, secretarial and administrative services. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Governance and Nominating Committee

Upon completion of this offering, our governance and nominating committee will consist of                     , with                      serving as chair. The functions of our governance and nominating committee will include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Compensation Committee

In light of the fact that no executive officers or directors will receive compensation prior to our initial business combination, our board of directors has concluded that a compensation committee is unnecessary.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Governance and Nominating Committee Charter, generally provide that each candidate will be considered and evaluated based upon an assessment of the following criteria:

•	whether the candidate is independent pursuant to the requirements of the American Stock Exchange;

•	whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•
whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission;

•	whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•	whether the candidate has knowledge of our company and issues affecting us;

•	whether the candidate is committed to enhancing stockholder value;

•	whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•	whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

•	whether the candidate would be willing to commit the required hours necessary to discharge the duties of board of directors membership;

•	whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

•	whether the candidate is able to develop a good working relationship with other board of directors’ members and contribute to our board of directors’ working relationship with our senior management.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees to be effective upon completion of this offering, and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Greenhill undertakes a broad range of financial advisory services and merchant banking activities for a wide variety of clients on a global basis, and for its own account. Accordingly, there may be situations in which

Greenhill has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain investment opportunities or may be otherwise disadvantaged in some situations by our relationship to Greenhill.

Some of these potential conflicts are described below. In considering them, you should understand that:

•
Messrs. Bok, Niehaus and Liu are not independent from Greenhill, have other responsibilities (including strategic investment and merchant banking responsibilities) within Greenhill and have an economic interest in the success of Greenhill separate and apart from their economic interest in our company. Mr. Bok, Mr. Niehaus and Mr. Liu will concurrently work for and receive compensation relating to financial advisory services and merchant banking or other activities at Greenhill. While their indirect equity interests in our company, together with any direct equity interests in our company resulting from any purchases they may make, may motivate them to benefit the company, the compensation from financial advisory services or other Greenhill activities and investments may motivate them to serve the interests of Greenhill’s advisory business and its clients, Greenhill’s merchant banking funds or other Greenhill businesses.  In addition, each of Messrs. Bok, Niehaus and Liu have a duty to present all business combination opportunities within the lines of business in which Greenhill is engaged (financial advisory services and merchant banking) to Greenhill, and Messrs. Bok and Niehaus are directors of, and have fiduciary duties to, companies in which Greenhill funds have invested, which may result in conflicts with our interests.

•
Conflicts related to the allocation of potential business opportunities to us will be considered and resolved on a case by case and discretionary basis by Greenhill, in consultation with Messrs. Bok, Niehaus and Liu. While this process will consider our company’s interests, you should assume that conflicts will be resolved in a manner determined to be in the overall best interests of Greenhill including its various businesses and relationships. Accordingly, you should be aware that conflicts will not necessarily be resolved in favor of our company’s interests.

Without limiting the foregoing, the following describes some of the potential conflicts that could arise:

General

•
The founder’s units, private placement warrants and any additional securities owned by Greenhill and our directors will be released from certain transfer restrictions only if a business combination is successfully completed, and any warrants which our officers and directors may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. For the foregoing reason, our board may have a conflict of interest in determining whether it is appropriate for us to effect a business combination with a particular target business.

•
Greenhill and our officers and directors may purchase shares of common stock and warrants as part of this offering, pursuant to the directed unit program or otherwise, or in the open market from time to time. If they do so, they have agreed to vote such shares in favor of our initial business combination.

•
Greenhill has no fiduciary obligations to us. Therefore, it has no obligation to present business opportunities to us at all and will only do so if it believes it will not violate its other fiduciary obligations.

Advisory Activities

•
Clients of Greenhill’s financial advisory business may compete with us for investment opportunities meeting our initial business combination objectives. If Greenhill is engaged to act for any such clients, you should assume that we will be precluded from pursuing opportunities suitable for such client. In addition, investment ideas generated within Greenhill, including by Mr. Bok, Mr. Niehaus and Mr.

Liu, may be suitable for both us and for an investment banking client of Greenhill or a current or future fund advised by a Greenhill entity and may be directed to such client or fund rather than to us. Greenhill’s advisory business may also be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, you should assume that we will be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, Greenhill’s interests or its obligations to the seller will diverge from our interests.

Merchant Banking Activities

•
Greenhill currently operates merchant banking businesses in the United States and Europe.  Funds advised by Greenhill Capital Partners make equity and equity-related investments in middle-market companies located primarily in North America and the United Kingdom. Such funds generally make controlling or influential minority investments that do not exceed $220 million in companies with enterprise values of $50 to $500 million. Funds advised by Greenhill Venture Partners make early growth stage private equity and equity-related investments primarily in companies that offer technology-enabled services or business information services in the Greater Tri-State Area, which encompasses the region from Eastern Pennsylvania to Northern Connecticut.  The fair market value of the businesses in which the funds advised by Greenhill Venture Partners invest is generally so low as to make it highly improbable that a conflict of interest would arise.  Similarly, we believe that Greenhill’s other merchant banking funds generally target transactions of a smaller size that would not be suitable for our initial business combination and we understand that the largest equity investment made by the Greenhill merchant banking funds in a single portfolio company, to date, was approximately $78 million. However, if we were to pursue multiple simultaneous targets for our initial business combination, we might compete with Greenhill’s merchant banking funds for one or more of such targets. In addition, if Greenhill’s merchant banking funds were to participate in a transaction with other investors in the acquisition of a larger target, such group of investors, including Greenhill’s fund or funds, may be in direct competition with us for a possible target for our initial business combination.

•
Neither Greenhill nor members of our management or directors who are also employed by Greenhill have any obligation to present us with any opportunity for a potential business combination of which they become aware. Greenhill and/or our management or directors, in their capacities as officers or managing directors of Greenhill or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future funds or third parties, including clients of Greenhill, before they present such opportunities to us. As a result, you should assume that to the extent any member of our management or any of our directors employed by Greenhill locates a business opportunity equally suitable for us and another entity to which such person has a fiduciary obligation or pre-existing contractual obligation to present such opportunity, he will first give the opportunity to such other entity or entities, and he will only give such opportunity to us to the extent such other entity or entities reject or are unable to pursue such opportunity. In addition, our independent directors may have fiduciary duties or pre-existing contractual obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present opportunities of which they become aware to us, unless such opportunity was expressly offered to the independent director solely in his capacity as a director of our company.

Other Activities

Messrs. Bok and Niehaus also serve as directors of a number of other companies.  These are: American Italian Pasta Company (a provider of pasta food products), Augustus Energy Partners (an oil and gas exploration and production company), Coronado Resources (an oil and gas exploration and production company), EXCO Resources, Inc. (an oil and gas exploration and production company), Florida Career Colleges (a private career college with campuses throughout Florida), Genesis Oil & Gas (an oil and gas exploration company), Healthcare Finance Group (a specialty finance company providing loans to healthcare providers), Heartland Payment Systems (a provider of bank card-based payment processing systems to small-and medium-sized merchants), Ironshore Ltd. (an insurance company focused on property and specialty insurance), Knight Energy Group (an oil and gas exploration and production company), Stroz Friedberg, Inc. (a consulting and technical services firm specializing in digital forensics, electronic discovery, and investigations), Tammac Holdings (a specialty finance company providing loans to the manufactured housing industry) and Trans-Fast Remittance LLC (a money transfer company, primarily focused on the U.S.-Latin America remittance corridor).  To the extent Messrs. Bok or Niehaus become aware of any business combination opportunities within the lines of business of these companies, they may be required to present such opportunities first to the applicable company.  You should assume that such opportunities will not be presented to us unless the applicable company declines to pursue such opportunity.

Accordingly, as a result of multiple business affiliations, our officers and directors may have legal obligations relating to presenting business opportunities meeting our funds investment criteria to multiple entities. You should assume that these conflicts will not be resolved in our favor. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

You should also be aware of the following potential conflicts of interest:

•
Members of our management team are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•
Although Greenhill and each of Messrs. Bok, Niehaus and Liu have entered into non-compete agreements with us providing that until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, neither Greenhill nor any of Messrs. Bok, Niehaus and Liu will become a sponsor, promoter, officer or director of any other blank check company, our other directors or officers may in the future become affiliated with any other blank check company, or engaged in business activities similar to those we intend to conduct.

•
Since Messrs. Bok, Niehaus and Liu as well as all of the managing directors of Greenhill available to us have an ownership interest in Greenhill and consequently an indirect ownership interest in us, they may have a conflict of interest in determining whether a particular target business is appropriate for us and our stockholders. This ownership interest may influence their motivation in identifying and selecting a target business and timely completing an initial business combination. The exercise of discretion by our officers and directors in identifying and selecting one or more suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•
Unless we consummate our initial business combination, our initial stockholder, officers and directors and Greenhill and its employees will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. These amounts were calculated based on management’s estimates of the funds needed to finance our operations for 24 months and to pay expenses in identifying and consummating our initial business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our initial business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an initial business combination that is not consummated. Our initial stockholder, executive officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. The financial interest of our initial stockholder, executive officers, directors or Greenhill or its affiliates could influence our officers’ and directors’ motivation in selecting a target business, and therefore they may have a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest. Specifically, our executive officers and directors may tend to favor potential initial business combinations with target businesses that offer to reimburse any expenses that we did not have the funds to reimburse ourselves.

•
Our executive officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such executive officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

We have agreed we will not enter into our initial business combination with any entity in which our initial stockholder, any of our officers or directors or their affiliates has a material financial interest nor will we acquire any of the portfolio companies owned by the Greenhill merchant banking funds.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the direct and indirect beneficial ownership of our common stock as of November 27, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the founder’s warrants or the private placement warrants, as these warrants are not exercisable within 60 days of the date of this prospectus.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Before Offering	After Offering (2)
Greenhill & Co., Inc. (3)	11,500,000	100.0%	20.0%
Scott L. Bok (3)
Robert H. Niehaus (3)
John D. Liu (3)
All executive officers and directors as a group (3 individuals)
__________

(1)	Unless otherwise indicated, the business address of each of the individuals is 300 Park Avenue, 23rd Floor, New York, New York 10022.

(2)	Assumes the sale of 40,000,000 units in this offering, but not the exercise of any of the warrants included in the public units or exercise of Banc of America Securities LLC’s over-allotment option.

(3)
Mr. Bok is our Chairman and Chief Executive Officer and is the Co-Chief Executive Officer and a managing director of Greenhill, our founding stockholder.  Mr. Niehaus is our Senior Vice President and is Chairman of Greenhill Capital Partners and a managing director of Greenhill.  Mr. Liu is our Chief Financial Officer and is Co-Head of U.S. Mergers and Acquisitions, Chief Financial Officer, and a managing director of Greenhill.

On November 12, 2007, our founding stockholder entered into an agreement with us to purchase 8,000,000 private placement warrants at a price of $1.00 per warrant, simultaneously with the closing of the offering. The $8.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such an initial business combination, then the $8.0 million will be part of the liquidation distribution to our public stockholders, and the private placement warrants will expire worthless. The founder’s warrants and private placement warrants and underlying shares of common stock are entitled to registration rights as described under “Description of Securities.”

Immediately after this offering, our initial stockholder will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent Banc of America Securities LLC does not exercise the over-allotment option, up to an aggregate of 1,500,000 founder’s units will be subject to forfeiture. Our initial stockholder will be required to forfeit only a number of founder’s units necessary to maintain our initial stockholder’s 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of Banc of America Securities LLC’s over-allotment option.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founder’s units, including the number of founder’s units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain the initial stockholder’s 20% ownership interest in our common stock after giving effect to the offering and the increase or decrease, if any, in the units offered hereby. We will not make or receive any cash payment in respect of any such adjustment.

Transfer Restrictions

Our initial stockholder has agreed not to sell or transfer the founder’s units, founder’s shares and founder’s warrants (and the underlying shares) until 180 days after the consummation of our initial business combination and not to sell or transfer the private placement warrants (and the underlying shares) until after we complete our initial business combination, except in each case to permitted transferees.  Permitted transferees must agree to be bound by the same transfer restrictions, waiver and forfeiture provisions, and to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders in connection with the stockholder vote required to approve our initial business combination and in connection with an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.  We refer to these agreements as “lock-up agreements.”

The permitted transferees under the lock-up agreements are our executive officers, directors and employees, and other persons or entities associated or affiliated with Greenhill.

During the lock-up period, our initial stockholder and any permitted transferees to whom it transfers shares of common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their shares of common stock (except that our initial stockholder has agreed to vote its founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders in connection with the stockholder vote required to approve our initial business combination and in connection with an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, and our initial stockholder, executive officers and directors have agreed to vote any shares of common stock acquired in this offering or the secondary market, in favor of our initial business combination) and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up agreement. If we are unable to effect our initial business combination and liquidate, our initial stockholder has waived the right to receive any portion of the liquidation proceeds with respect to the founder’s shares. Any permitted transferees to whom the founder’s shares are transferred will also agree to waive that right.

We consider Greenhill and each of Messrs. Bok, Niehaus and Liu to be our “promoters,” as this term is defined under U.S. federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 13, 2007, our founding stockholder purchased 11,500,000 units for $25,000 in cash, at a purchase price of approximately $0.002 per unit. The units our founding stockholder purchased include up to 1,500,000 units that are subject to forfeiture to the extent that the over-allotment option is not exercised by Banc of America Securities LLC in full or in part.  Our initial stockholder will be required to forfeit only a number of founder’s units necessary for the founder’s shares to represent 20% of our outstanding common stock after giving effect to the offering and exercise, if any, of Banc of America Securities LLC’s over-allotment option.

The founder’s shares are identical to the shares of common stock included in the units being sold in this offering, except that our initial stockholder has agreed:

•	that the founder’s shares are subject to the transfer restrictions described below;

•
to vote the founder’s shares in the same manner as the majority of shares cast by public stockholders in connection with the vote required to approve our initial business combination and to vote for a proposal to amend our certificate of incorporation to provide for our perpetual existence; and

•	to waive their rights to participate in any liquidation distribution with respect to the founder’s shares if we fail to consummate a business combination.

In addition, our initial stockholder and each of our executive officers and directors have agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares in favor of our initial business combination. (Any such purchases of stock following this offering are expected to be effected through open market purchases or in privately negotiated transactions.)  As a result, neither our initial stockholder, nor our executive officers or directors will be able to exercise the conversion rights with respect to any of our shares that it, he or she may acquire prior to, in or after this offering.

The founder’s warrants are identical to those included in the units being sold in this offering, except that:

•	the founder’s warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below;

•
the founder’s warrants will become exercisable after the consummation of our initial business combination if and when (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after such business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering;

•	the founder’s warrants will not be redeemable by us so long as they are held by the initial stockholder or its permitted transferees; and

•	the founder’s warrants may be exercised by our initial stockholders or their permitted transferees on a cashless basis.

The holders of the warrants purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the founder’s warrants will not be issued pursuant to a registration statement, so long as they are held by our initial stockholder and its permitted transferees, the warrant agreement provides that the founder’s warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

Our founding stockholder has agreed to purchase 8,000,000 private placement warrants at a price of $1.00 per warrant, simultaneously with the closing of this offering. The private placement warrants will be purchased separately and not in combination with common stock or in the form of units. The proceeds from the sale price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account at                 , to be maintained by American Stock Transfer & Trust Company pending our completion of an initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus, then the $8.0 million purchase price of the private placement warrants will become part of the liquidation distribution to our public stockholders and the private placement warrants will expire worthless.

The private placement warrants, including the common stock issuable upon exercise of these warrants, are subject to the transfer restrictions described below.  The private placement warrants will be non-redeemable so long as they are held by our founding stockholder or its permitted transferees and may be exercised by our founding stockholder or its permitted transferees on a cashless basis. With the exception of the terms noted above, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our initial stockholder has agreed not to sell or transfer the founder’s units, founder’s shares or founder’s warrants, including the common stock issuable upon exercise of these warrants, until 180 days after the consummation of our initial business combination except to certain permitted transferees as described above under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions. All of the founder’s units, founder’s shares and founder’s warrants and shares issuable upon exercise of the founder’s warrants will cease to be subject to the transfer restrictions if, subsequent to our initial business combination, (i) the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.  Our founding stockholder has agreed not to sell or transfer the private placement warrants until after we complete our initial business combination except to certain permitted transferees as described above under the heading “Principal Stockholders — Transfer Restrictions,” who must agree to be bound by these same transfer restrictions.

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholder and certain employees of Greenhill with respect to securities held by them from time to time, including the founder’s units, founder’s shares, founder’s warrants, private placement warrants, underlying shares and any units purchased in this offering (including the shares, warrants and underlying shares included therein) by managing directors and senior advisors of Greenhill, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the expiration of the lock-up period applicable to the securities being registered and with respect to all of the warrants and the underlying shares of common stock, after the relevant warrants become exercisable by their terms. We will bear the expenses incurred in connection with the filing of any such registration statements. Please see “Description of Securities—Securities Eligible for Future Sale—Registration rights” for more information.

As part of this offering, managing directors and senior advisors of Greenhill may purchase up to an aggregate of 2,000,000 units at the initial public offering price through a directed unit program. For a more complete discussion of the directed unit program, see the section below entitled “Underwriting.”

On November 19, 2007, we issued a promissory note in the aggregate principal amount of $250,00 to Greenhill. This note accrues interest at the rate of 8.5% per annum, is unsecured and is due at the earlier of December 30, 2008, or the consummation of this offering. The note will be repaid out of the proceeds of this offering not being placed in trust.

On completion of this offering, we have agreed to pay Greenhill, a monthly fee of $10,000 for office space and administrative services, including secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

We will reimburse our initial stockholder, executive officers and directors and employees of Greenhill, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income of up to $5.0 million, subject to adjustment, on the balance in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred. Our audit committee will review and approve all payments made to our initial stockholder, officers, directors and affiliates, other than payment of an aggregate of $10,000 per month to Greenhill for office space, secretarial and administrative services, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $5.0 million, subject to adjustment, on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Greenhill and Mr. Bok, our Chairman and Chief Executive Officer, Mr. Niehaus, our Senior Vice President and Mr. Liu, our Chief Financial Officer, have entered into non-compete agreements with us providing that until the earlier of the filing by us of a current report on Form 8-K with the SEC announcing the execution of a definitive agreement for our initial business combination, or our liquidation, neither Greenhill nor any of Messrs. Bok, Niehaus or Liu will become a sponsor, promoter, officer or director of any other blank check company.

Other than reimbursable out-of-pocket expenses payable to our initial stockholder, executive officers, directors and affiliates, employees of Greenhill, and an aggregate of $10,000 per month paid to Greenhill for office space, secretarial and administrative services, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholder, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, of which 50,000,000 shares will be outstanding following this offering (assuming no exercise of Banc of America Securities LLC’s over-allotment option), and 1,000,000 shares of undesignated preferred stock, $0.0001 par value, of which no shares will then be outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.50 per share of common stock, subject to adjustment. Except as described below under “Warrants—Public Stockholders’ Warrants,” holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The common stock and warrants comprising the units will begin separate trading on the 35th day following the date of this prospectus unless Banc of America Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the common stock and warrants be traded separately until we have filed a current report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when such separate trading will begin. We will file the Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The Form 8-K will include financial information about any proceeds we receive from the exercise of the over-allotment option if the underwriter exercises the over-allotment option prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, we will file a second or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

General

As of the date of this prospectus, there were 11,500,000 shares of our common stock outstanding, held by our founding stockholder. See “Founder’s shares” below. This includes an aggregate of 1,500,000 shares of common stock subject to forfeiture to the extent that Banc of America Securities LLC’s over-allotment option is not exercised in full so that our initial stockholder will own 20% of our issued and outstanding shares after this offering (assuming our initial stockholder does not purchase units in this offering).  On closing of this offering (assuming no exercise of Banc of America Securities LLC’s over-allotment option), 50,000,000 shares of our common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After our initial business combination is concluded, if ever, and upon a subsequent liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Upon consummation of this offering, our board of directors will be divided into three classes, each of which will generally serve for a term of three years, with only one class of directors being elected in each year.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our initial stockholder has agreed, in connection with the stockholder vote required to approve our initial business combination and in connection with an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, to vote the founder’s shares in accordance with the majority of the shares of common stock voted by the public stockholders, and our founding stockholder, and each of our executive officers and directors have also agreed that if it, he or she acquires shares of common stock in or following this offering, it, he or she will vote all such acquired shares, in favor of our initial business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. As a result, neither our initial stockholders, nor our executive officers or directors will be eligible to exercise conversion rights for any shares they hold if our initial business combination is approved by a majority of our public stockholders who vote in connection with our initial business combination. In connection with the vote required for our initial business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders), present in person or by proxy, will constitute a quorum. If a quorum is not present, our bylaws permit a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting to adjourn the meeting for 30 days or less from time to time, without notice other than announcement of the date, time and place of the adjourned meeting at the meeting, until the requisite amount of stock entitled to vote shall be present. If our stockholders vote on any other matters at an annual or special meeting, our founding stockholder and our executive officers and directors may vote all of their shares, whenever acquired, as they see fit.

We will proceed with an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of our initial business combination, (ii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence and (iii) not more than 30% of the shares (minus one share) sold in this offering are voted against the initial business combination and exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

If we are forced to liquidate prior to our initial business combination, our public stockholders shares are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes payable on interest on the balance in the trust account, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them after payment of liabilities. We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $225,000 of proceeds held outside the trust account and from the $5.0 million in interest income, subject to adjustment, on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, Banc of America Securities LLC has agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriter’s discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest and net of franchise taxes. Our initial stockholder has waived its rights to participate in any liquidation distribution with respect to the founder’s shares. There will be no distribution from the trust account with respect to any of our warrants, which will expire worthless if we are liquidated, and as a result purchasers of our units will have paid the full unit purchase price solely for the share of common stock included in each unit.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against our initial business combination and our initial business combination is approved and completed. Public stockholders who convert their common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Founder’s shares

On November 13, 2007, our founding stockholder purchased 11,500,000 units for $25,000 in cash, at a purchase price of approximately $0.002 per unit. We refer to our founding stockholder throughout this prospectus as our initial stockholder. The units our founding stockholder purchased include up to 1,500,000 units that are subject to forfeiture to the extent that the over-allotment option is not exercised by Banc of America Securities LLC in full or in part. Our initial stockholder will be required to forfeit only a number of founder’s units necessary for the founder’s shares to represent 20% of our outstanding common stock after giving effect to the offering and exercise, if any, of Banc of America Securities LLC’s over-allotment option.

If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of the offering, then the founder’s units, including the number of founder’s units subject to forfeiture, will be adjusted in the same proportion as the increase or decrease in the units offered hereby in order to maintain our initial stockholder’s 20% percentage ownership. We will not make or receive any cash payment in respect of any such adjustment.

Our initial stockholder has agreed that it will not sell or transfer the founder’s shares until 180 days after the consummation of our initial business combination, other than to permitted transferees who agree to be subject to these transfer restrictions, as described in “Principal Stockholders — Transfer Restrictions,” to waive their rights to participate in a liquidation if we do not consummate our initial business combination, to vote in accordance with the majority of the shares of common stock voted by the public stockholders in connection with the stockholder vote required to approve our initial business combination and in connection with an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, and to the forfeiture provisions described herein. In addition, the founder’s shares will be entitled to registration rights commencing on the date on which they become transferable under an agreement to be signed on or before the date of this prospectus.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to effect our initial business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the date of this prospectus or the completion of our initial business combination.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part; at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $14.25 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to adopt a plan of recapitalization pursuant to which all holders that wish to exercise warrants would be required to do so on a “cashless basis.” In such event, each exercising holder would surrender the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholder and its transferees would still be entitled to exercise their founder’s warrants and private placement warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founder’s Warrants and Private Placement Warrants

The founder’s warrants are identical to the warrants included in the units being sold in this offering, except that such warrants:

•	are subject to the transfer restrictions described below;

•	the founder’s warrants are not redeemable by us so long as they are held by our initial stockholder or its permitted transferees;

•
may not be exercised unless and until (i) the last sale price of our common stock equals or exceeds $14.25 for any 20 days within any 30-trading day period beginning 90 days after our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering; and

•	may be exercised at the option of the holder on a cashless basis.

If the founder’s warrants are held by holders other than the initial stockholder or its permitted transferees, the founder’s warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

The private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis and that such warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders—Transfers Restrictions,” to our officers, directors and employees, and other persons or entities associated or affiliated with Greenhill) and they will not be redeemable by us so long as they are held by our founding stockholder or its permitted transferees. If the private placement warrants are held by holders other than the founding stockholder or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the founder’s warrants or the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our initial stockholder, the founding stockholder or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. The founder’s warrants are subject to different restrictions on exercise from the warrants being sold in this offering and the private placement warrants. The founder’s warrants may not be exercised unless and until (i) the last sale price of our common stock equals or exceeds $14.25 for any 20 days within any 30-trading day period beginning 90 days after our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering.

The founder’s warrants (including the common stock issuable upon exercise of these warrants) will not be transferable, assignable or saleable until the date that is 180 days after the date we complete our initial business combination and the private placement warrants will not be transferable, assignable or saleable until after we complete our initial business combination, except that, among other limited exceptions as described under “Principal Stockholders—Transfers Restrictions” transfers can be made to our officers, directors and employees, and other persons or entities associated or affiliated with Greenhill if such persons agree to the transfer restrictions and voting, waiver and forfeiture provisions described therein.

In addition, our initial stockholder is entitled to registration rights with respect to the founder’s warrants, private placement warrants and underlying shares under a registration rights agreement to be signed on or before the closing of this offering.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size upon the consummation of this offering. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware General Corporation Law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of Banc of America Securities LLC’s over-allotment option), we will have 50,000,000 shares of common stock outstanding. Of these shares, the 40,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 10,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 500,000 shares immediately after this offering; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and based on the availability of current public information about us.

The SEC has adopted amendments to Rule 144 which shorten the holding period described above from one year to six months. In addition, these amendments provide that sales made after such holding period need not comply with the volume limitation, manner of sale or notice provisions described above; provided that the person making such sale is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, such sale.  Such sales must comply with the public information provision of Rule 144 (until our common stock has been held for one year).

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.  As discussed above, the SEC has adopted amendments to Rule 144 which will, upon their effectiveness, permit non-affiliates to sell restricted shares without complying with the volume or manner of sale restrictions after six months.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and its transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. However, the amendments to Rule 144 discussed above contain provisions in their proposed form that, upon effectiveness, would make Rule 144 available to promoters and affiliates of blank check companies and their transferees 90 days after the consummation of an initial business combination by the blank check company.  Because the SEC has not yet published the amendments in their adopted form, we cannot assure you that they retain this provision.

.

Registration rights

Concurrently with the issuance and sale of the securities in this offering, we will enter into an agreement with our initial stockholder and certain employees of Greenhill with respect to securities held by them from time to time, including the founder’s units, founder’s shares, founder’s warrants, private placement warrants, underlying shares and any units purchased in this offering (including the shares, warrants and underlying shares included therein) by managing directors and senior advisors of Greenhill, granting them and their permitted transferees the right to demand that we register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will be exercisable with respect to the securities at any time commencing 30 days after the consummation of our initial business combination, provided that such registration statement would not become effective until after the expiration of the lock-up period applicable to the securities being registered and with respect to warrants and the underlying shares of common stock, after the warrants become exercisable by their terms. In addition, our initial stockholder has certain “piggy-back” registration rights on registration statements filed subsequent to the date on which the founder’s units are no longer subject to a lock-up agreement. With respect to the private placement warrants and the underlying shares of common stock, our founding stockholder has certain “piggy-back” registration rights on registration statements filed after the warrants become exercisable by their terms. Permitted transferees will be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We intend to apply to have our units listed on the American Stock Exchange under the symbol “GHQ.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “GHQ” and “GHQ.WS,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	stockholders equity of at least $4.0 million;

•	total market capitalization of at least $50.0 million;

•	aggregate market value of publicly held shares of at least $15.0 million;

•	minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	a minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following are the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities;

•	persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

•	U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax; and

•	tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation.  This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change, possibly with retroactive effect.  This discussion is not intended as tax advice.

If a partnership holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding our securities, you should consult your tax adviser.

WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISERS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and warrant composing a unit, the purchase price for the unit should be allocated between the components on the basis of their relative fair market values at the time of issuance.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any political subdivision of the United States; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. In the event that we do make distributions on our common stock, such distributions will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits will reduce your basis in the common stock (but not below zero). Any excess over your basis will be treated as gain realized on the sale or other disposition of the common stock.

Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the U.S. holder meets certain holding period and other applicable requirements.  Dividends received by a non-corporate U.S. holder in tax years prior to 2011 will be eligible to be taxed at reduced rates applicable to “qualified dividend income” if the U.S. holder meets certain holding period and other applicable requirements.  It is unclear whether the conversion feature of the common stock described under “Proposed Business—Effecting a Business Combination—Conversion rights” will affect the ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Sale or Other Disposition or Conversion of Common Stock

Upon the sale or other disposition of our common stock (including upon a liquidation in the event we do not consummate a business combination within the required time), you will generally recognize capital gain or loss equal to the difference between your tax basis in the common stock disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will be long-term capital gain or loss if your “holding period” for the common stock is more than one year. However, the ability to include the time period prior to the approval of an initial business combination in your “holding period” could conceivably be affected by the conversion feature of the common stock described under “Proposed Business—Effecting a Business Combination—Conversion rights.”.

If you convert your common stock into a right to receive cash pursuant to the exercise of a conversion right as described above in “Proposed Business—Effecting a Business Combination—Conversion rights,” the conversion generally will be treated as a sale of common stock as described in the preceding paragraph (rather than as a dividend or distribution). However, cash received upon conversion will be treated as a distribution taxed as described in “—Dividends and Distributions” above if the conversion does not effect a meaningful reduction in your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire). If you have a relatively minimal stock interest and, taking into account the effect of conversion by other stockholders, your percentage ownership in us is reduced as a result of the conversion, you should generally be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest will constitute a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax adviser as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our common stock before conversion, whether you are subject to special reporting requirements with respect to such conversion.

Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition (other than by exercise) of a warrant, you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or exchange, you have held the warrant for more than one year. The deductibility of capital losses is subject to limitations.

If you exercise a warrant by paying the exercise price in cash, you will not be required to recognize income, gain or loss. Your basis in the shares of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants.

The tax consequences of the exercise of a warrant on a cashless basis following a call for redemption as described under “Description of Securities – Warrants – Public Stockholders’ Warrants,” are not clear under current law. We intend to treat a cashless exercise as a nontaxable recapitalization for U.S. federal income tax purposes.  If the cashless exercise is treated as a recapitalization, your aggregate basis in the shares received will equal your aggregate basis in the warrants surrendered, and your holding period in the shares received will include the holding period of the warrants.  If the cashless exercise is not treated as a recapitalization, it may nonetheless be treated as a nonrealization event under general principles governing the taxation of options, but your holding period in the shares received would likely be treated as commencing on the day after the warrant is exercised.

Alternatively, it is possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized in whole or in part, depending upon which of the various possible taxable characterizations and treatments were to apply.

Due to the absence of direct legal authority on the U.S. federal income tax treatment of the cashless exercise of warrants similar to the warrants offered in this offering, there can be no assurance which, if any, of the alternative tax characterizations described above would be adopted by the IRS or a court of law. Accordingly, you should consult your tax adviser regarding the tax consequences of a cashless exercise.

If you hold a warrant that expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. This loss will be long-term capital loss if, at the time of the expiration, you have held the warrant for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), that adjustment or failure could also result in the deemed payment of a taxable dividend to you. You should consult your tax adviser regarding the proper treatment of any adjustments to the warrants.

Non-U.S. Holders

This section is addressed to non-U.S. holders of our securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner (other than a partnership) that is not a U.S. holder. A “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual should consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our units or the components thereof.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (or were deemed to have done so with respect to the warrants, as described in “Constructive Dividends on

Warrants” below), those dividends would generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty, in which case you should provide proper certification in order to avoid withholding at the higher rate (usually on IRS Form W-8BEN).

Dividends that are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a U.S. permanent establishment maintained by you) generally will not be subject to U.S. withholding if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of Warrants

You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “—U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Securities” would apply.

Sale or Other Disposition of Securities

You generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our securities unless:

•
the gain is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment maintained by you); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and (assuming our stock and warrants are “regularly traded” within the meaning of the applicable Treasury regulations) (i) you sell or dispose of common stock and you hold or have held, actually or constructively, more than 5% of our common stock at any time during the five-year period ending on the date of such sale or disposition or (ii) you sell or dispose of warrants and you hold or have held, actually or constructively, more than 5% of our warrants at any time during the five-year period ending on the date of such sale or disposition.

Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.  Because the determination of whether we are a United States real property holding corporation is based on the composition of our assets from time to time (including the nature of any assets acquired in any business combination), we can provide no assurance that we will not become a United States real property holding corporation.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons, subject to an applicable treaty providing otherwise. If you are a corporation, the branch profits tax also may apply to such effectively connected gain.

If you convert your common stock into a right to receive cash as described in “Proposed Business—Effecting a Business Combination—Conversion right,” the conversion generally will be treated as a sale of common stock rather than as a dividend or distribution. However, cash received upon conversion will be treated as a dividend or distribution and taxed as described in “—Dividends and Distributions” above if the conversion does not effect a meaningful reduction in your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, which provide, among other things, that you are deemed to own any shares that you hold a warrant to acquire). See the discussion in “—U.S. Holders—Sale or Other Disposition or Conversion of Common Stock. ” You should consult your own tax adviser as to whether conversion of your common stock will be treated as a sale or as a dividend under the Code.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the conversion rate of the warrants were increased, that increase would be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you would not receive a cash payment. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustment or failure could also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends could be collected from other amounts payable or distributable to you. You should consult your tax adviser regarding the proper treatment of any adjustments to the warrants.

Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, units (and components thereof) will be treated as U.S. situs property subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of securities. U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.

If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

We intend to offer the units described in this prospectus through the underwriter, Banc of America Securities LLC, which is acting as sole underwriter.  We have entered into a firm commitment underwriting agreement with Banc of America Securities LLC.  Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to Banc of America Securities LLC, and Banc of America Securities LLC has agreed to purchase, 40,000,000 units.

The underwriting agreement is subject to a number of terms and conditions and provides that Banc of America Securities LLC must buy all of the units if it buys any of them. Banc of America Securities LLC will sell the units to the public when and if it buys the units from us.

Banc of America Securities LLC initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus.  Banc of America Securities LLC may allow a concession of not more than $           per unit to selected dealers.  If all the units that Banc of America Securities LLC has committed to purchase from us are not sold at the initial public offering price, Banc of America Securities LLC may change the public offering price and the concession and discount to broker/dealers.  The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by Banc of America Securities LLC; and

•	the Bank of America Securities LLC’s right to reject orders in whole or in part.

At our request, Banc of America Securities LLC has reserved up to 2,000,000 of the units for sale at the initial public offering price through a directed unit program to persons who are managing directors and senior advisors of Greenhill.  No underwriting discounts or commissions will be paid to Banc of America Securities LLC in connection with the units sold through the directed unit program.  Unless otherwise indicated, this prospectus assumes that 2,000,000 units will be sold through the directed unit program.  The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program.  Any directed units not purchased will be offered by Banc of America Securities LLC to the public on the same basis as all other units offered.  We have agreed to indemnify Banc of America Securities LLC against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed units. The units reserved for sale under the directed unit program (and the shares and warrants included therein) will be subject to a lock-up agreement for up to 180 days following this offering. This 180-day period is subject to the same automatic extension as the lock-up agreements with us and our officers and directors described below.

Option to Purchase Additional Units.  We have granted Banc of America Securities LLC an option to purchase up to 6,000,000 additional units at the same price per unit as it is paying for the units shown in the table above.  These additional units would cover sales by Banc of America Securities LLC that exceed the total number of units shown in the table above.  Banc of America Securities LLC may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus.  We will pay the expenses associated with the exercise of this option.

Discounts and Commissions.  The following table shows the per unit and total underwriting discounts and commissions to be paid to Banc of America Securities LLC by us. The amounts are shown assuming no exercise and full exercise of Banc of America Securities LLC’s option to purchase additional units.

	Paid by Us
Underwriting Discount	No Exercise	Full Exercise
Per Unit(1)	$0.70	$0.70
Total(2)	$26,600,000	$30,800,000

(1)
The total underwriting discount as a percentage of the gross offering proceeds is equal to 7.0%. This amount excludes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $13,300,000 ($15,400,000 if Banc of America Securities LLC’s over-allotment option is exercised in full), or $0.35 per unit, which will be deposited in the trust account and which Banc of America Securities LLC has agreed to defer until the consummation of our initial business combination. These funds will be released to Banc of America Securities LLC upon consummation of our initial business combination. If we do not consummate an initial business combination, the deferred underwriting discounts and commissions will not be paid to Banc of America Securities LLC and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

(2)
Assumes that 2,000,000 units will be sold through the directed unit program described in this prospectus, for which no underwriting discounts or commissions will be paid to Banc of America Securities LLC.

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions, will be approximately $875,000.

Listing.  There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol GHQ.U on or promptly after the date of this prospectus.  Upon separate trading of the securities comprising the units, we anticipate that the common stock and the warrants will be listed on the American Stock Exchange under the symbols GHQ and GHQ.WS, respectively.

Stabilization.  In connection with this offering, Banc of America Securities LLC may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress.  Stabilizing transactions may include making short sales of our units, which involves the sale by Banc of America Securities LLC of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales.  Short sales may be “covered” shorts, which are short positions in an amount not greater than Banc of America Securities LLC’s option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount.  Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

Banc of America Securities LLC may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market.  In making this determination, Banc of America Securities LLC will consider, among other things, the price of units available for purchase in the open market compared to the price at which Banc of America Securities LLC may purchase units through the over-allotment option.

A naked short position is more likely to be created if Banc of America Securities LLC is concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.  To the extent that Banc of America Securities LLC creates a naked short position, it will purchase units in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market.  If Banc of America Securities LLC commences these activities, it may discontinue them at any time.  Banc of America Securities LLC may carry out these transactions on the American Stock Exchange, in the over-the-counter market or otherwise.

Pursuant to Regulation M promulgated under the Securities Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed.  Because Banc of America Securities LLC has agreed that it may only exercise the over-allotment option to cover any short position that it may have, exercise of the over-allotment option by Banc of America Securities LLC will not affect the completion of the distribution of the units.

Discretionary Accounts.  Banc of America Securities LLC has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of 5% of the units.

IPO Pricing. Prior to this offering, there has been no public market for our securities.  Consequently, the initial public offering price for the units was determined by negotiations among us and Banc of America Securities LLC. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the price at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

Lock-up Agreement. We have agreed with Banc of America Securities LLC that prior to our initial business combination, we will not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination.

Transfer Restrictions. Our initial stockholder has agreed, subject to certain limited exceptions, not to sell or transfer any of the founder’s units, founder’s shares or founder’s warrants (including the underlying shares) until 180 days after the date on which we complete our initial business combination, and our founding stockholder has agreed, subject to certain limited exceptions, not to sell or transfer any of the private placement warrants (including the underlying shares) until after we complete our initial business combination.

Selling Restrictions. Banc of America Securities LLC intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers securities or has in its possession or distributes this prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

 (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

 (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

 (c)  in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

In addition:

•
an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) has only been communicated or caused to be communicated and will only be communicated or caused to be communicated ) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

This prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive and the provisions regarding “European Economic Area” above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Conflicts/Affiliates.  Banc of America Securities LLC and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

Indemnification.  We will indemnify Banc of America Securities LLC against some liabilities, including liabilities under the Securities Act of 1933, as amended, and state securities legislation.  If we are unable to provide this indemnification, we will contribute to payments Banc of America Securities LLC may be required to make in respect of those liabilities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Davis Polk & Wardwell, New York, New York. In connection with this offering, Greenberg Traurig, LLP, New York, New York is acting as counsel to Banc of America Securities LLC.

EXPERTS

The financial statements as of November 27, 2007, and for the period from November 2, 2007 (inception) to November 27, 2007, have been so included herein in reliance on the report of Eisner LLP, an independent registered public accounting firm, (which contains an explanatory paragraph regarding our ability to continue as a going concern) given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities

GHL Acquisition Corp.
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
GHL Acquisition Corp.

We have audited the accompanying balance sheet of GHL Acquisition Corp. (a corporation in the development stage) (the ‘‘Company’’) as of November 27, 2007, and the related statements of operations, stockholder’s equity and cash flows for the period from November 2, 2007 (inception) to November 27, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GHL Acquisition Corp. as of November 27, 2007, and the results of its operations and its cash flows for the period from November 2, 2007 (inception) to November 27, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has generated a net loss, has a working capital deficiency and has no operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  As discussed in Note 3, the Company is in the process of raising capital through both a proposed public offering and a private placement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Eisner LLP

New York, New York
November 28, 2007

GHL Acquisition Corp.
(a corporation in the development stage)

BALANCE SHEET

November 27, 2007

ASSETS:
Current assets — cash	$184,478
Deferred offering costs	240,622
Total assets	$425,100
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Note payable – stockholder	$250,000
Due to stockholder	631
Accrued expenses	1,274
Accrued offering costs	150,000
Total liabilities	401,905

Commitments	—

Stockholder’s equity
Preferred stock, $0.0001 par value
Authorized 1,000,000 shares
None issued and outstanding	—
Common stock, $0.001 par value	11,500
Authorized 200,000,000 shares
Issued and outstanding 11,500,000 shares
Additional paid-in capital	13,500
Deficit accumulated during the development stage	(1,805)
Total stockholder’s equity	23,195
Total liabilities and stockholder’s equity	$425,100

The accompanying notes are an integral part of the financial statements.

GHL Acquisition Corp.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period November 2, 2007 (inception) to November 27, 2007

Formation costs	$1,274
Interest expense	531
Net loss	$(1,805)
Weighted average shares outstanding — basic and diluted	11,500,000
Net Loss per share — basic and diluted	$(0.00)

The accompanying notes are an integral part of the financial statements.

GHL Acquisition Corp.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDER’S EQUITY

For the period November 2, 2007 (inception) to November 27, 2007

	Common Stock		Additional Paid-in	Deficit Accumulated During the Development	Stockholder’s
	Shares	Amount	Capital	Stage	Equity
Issuance of units to Founder on November 13, 2007 at approximately $0.002 per unit	11,500,000	$11,500	$13,500	$—	$25,000
Net loss during the development stage	—	—	—	(1,805)	(1,805)
Balance at November 27, 2007	11,500,000	$11,500	$13,500	$(1,805)	$23,195

The accompanying notes are an integral part of the financial statements.

GHL Acquisition Corp.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period November 2, 2007 (inception) to November 27, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,805)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued expenses	1,274
Increase in accrued interest	531
Net cash used in operating activities	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable – stockholder	250,000
Proceeds from stockholder	100
Proceeds from sale of units to Founder	25,000
Deferred offering costs	(90,622)
Net cash provided by financing activities	184,478
Net Increase in cash	184,478
Cash at beginning of period	—
Cash at end of period	$184,478
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Accrual of deferred offering costs	$150,000

The accompanying notes are an integral part of the financial statements.

GHL Acquisition Corp.
(a corporation in the development stage)

Notes to Financial Statements

NOTE 1   ORGANIZATION AND BUSINESS OPERATIONS

GHL Acquisition Corp. (the ‘‘Company’’), a blank check company, was incorporated in Delaware on November 2, 2007 for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or assets (‘‘Business Combination’’). The Company has selected December 31, as its fiscal year-end.

At November 27, 2007, the Company had not yet commenced any operations, has generated a net loss and has a working capital deficiency. All activity through November 27, 2007 relates to the Company’s formation and the proposed public offering described below. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 40,000,000 units (‘‘Units’’) which is discussed in Note 3 (‘‘Proposed Offering’’). These factors raises substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements are prepared assuming the Company will continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.84 per Unit sold in the Proposed Offering (or approximately $9.82 per Unit if the underwriter’s over-allotment option is exercised in full) will be held in a trust account (‘‘Trust Account’’) and invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors (other than its independent auditors), prospective target businesses and other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Greenhill & Co., Inc., the Company’s founder (the ‘‘Founder’’) has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors, service providers or other entities that are owed money by the Company for services rendered to or contracted for or products sold to the Company. There can be no assurance that it will be able to satisfy those obligations. The net proceeds not held in the Trust Account may be used to pay for business, legal and accounting due diligence on prospective Business Combinations and continuing general and administrative expenses. Additionally, up to $5.0 million of interest, subject to adjustment, earned on the Trust Account balance may be released to the Company to fund working capital requirements and additional funds may be released to fund tax obligations.

The Company, after signing a definitive agreement for a Business Combination, is required to submit such transaction for stockholder approval. In the event that (i) a majority of the outstanding shares of common stock sold in the Proposed Offering that vote in connection with a Business Combination vote against the Business Combination and the proposal to amend the Company’s amended and restated certificate of incorporation to provide for its perpetual existence or (ii) public stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. The Company’s initial stockholder has agreed to vote its 11,500,000 founder’s shares of common stock (up to 1,500,000 of such founder’s shares of common stock are subject to forfeiture by such stockholders if the underwriter does not exercise its over-allotment option) in accordance with the vote of the majority of the shares voted by all the holders of the shares sold in the Proposed Offering (‘‘Public Stockholders’’) with respect to any Business Combination and in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence. After consummation of a Business Combination, these voting provisions will no longer be applicable. The Company’s stockholder prior to the Proposed Offering and the Company’s officers and directors have agreed to vote any shares of common stock acquired in, or after, the Proposed Offering in favor of the Business Combination.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. The Company will proceed with the Business Combination if Public Stockholders owning no more than 30% of the shares sold in the Proposed Offering (minus one share) both vote against the Business Combination and exercise their conversion rights. Accordingly, Public Stockholders holding 11,999,999 shares sold in the Proposed Offering may seek conversion of their shares in the event of a Business Combination (or up to 13,799,999 shares if the over-allotment option in the Proposed Offering is exercised in full). Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares of common stock held by the Company’s stockholders prior to the consummation of the Proposed Offering.

The Company will amend and restate its certificate of incorporation prior to the consummation of the Proposed Offering to provide that the Company will continue in existence only until the 24 month anniversary of the consummation of the Proposed Offering. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will liquidate. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentration of Credit Risk— The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes— Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $433. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at November 27, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss Per Share— Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The effect of the 11,500,000 outstanding warrants issued in connection with the initial unit purchase by the Founder has not been considered in diluted loss per share calculations since the effect of such warrants would be antidilutive.

Use of Estimates— The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements — Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3  PROPOSED PUBLIC OFFERING

The Proposed Offering contemplates the Company offering for public sale up to 40,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 6,000,000 Units solely to cover the underwriter’s over-allotments, if any). Each Unit will consist of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (‘‘Warrants’’). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of the completion of a Business Combination or 12 months from the effective date of the Proposed Offering and expiring five years from the effective date of the Proposed Offering. The Company may redeem all of the Warrants, at a price of $.01 per Warrant upon 30 days’ prior notice while the Warrants are exercisable, and there is an effective registration statement covering the common stock issuable upon exercise of the Warrants current and available, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants is current and available throughout the 30-day redemption period. If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to adopt a plan of recapitalization pursuant to which all holders that wish to exercise warrants would be required to do so on a ‘‘cashless basis.’’ In such event, each exercising holder would surrender the Warrants for that number of shares of common stock equal to the quotient obtained by dividing (i) the product of the number of shares of common stock underlying the Warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (ii) the fair market value. The ‘‘fair market value’’ means the average reported last sale price of the Company’s common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company will only be required to use its best efforts to maintain the effectiveness of the registration statement covering the common stock issuable upon exercise of the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The number of warrant shares issuable upon the exercise of each warrant is subject to adjustment from time to time upon the occurrence of the events enumerated in the Warrant Agreement.

The Company will pay Banc of America Securities LLC in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, Banc of America Securities LLC has agreed that 3.5% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

To the extent that Banc of America Securities LLC does not exercise its over-allotment option to purchase an additional 6,000,000 units of the Company in the Proposed Offering, the Compnay's Founder has agreed that they shall return to the Company for cancellation, at no cost, a number of units held by them necessary for the Founder's shares to represent 20% of the Company’s outstanding common stock after the consummation of the Proposed Offering and the expiration or exercise of the over-allotment option.

NOTE 4  DEFERRED OFFERING COSTS

Deferred offering costs consist of legal, accounting and registration fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholder’s equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

NOTE 5  NOTE PAYABLE

On November 19, 2007, the Company issued a promissory note in the aggregate principal amount of $250,000 to the Founder. The note accrues interest at the rate of 8.5% per annum, is unsecured and the principal is due at the earlier of (i) December 30, 2008, or (ii) the consummation of the offering. The note will be repaid out of the proceeds of the Proposed Offering not being placed in the trust account. The note is considered short-term and is deemed to be payable in less than one year. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount. Interest accrued on the note as of November 27, 2007 amounted to $531.

NOTE 6 RELATED PARTY TRANSACTIONS AND COMMITMENTS

The Company presently occupies office space provided by the Founder. The Founder has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay the Founder a total of $10,000 per month for such services commencing on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company.

On November 13, 2007 the Founder advanced the Company $100 in order to help the Company fund certain start up expenses. The advance was non-interest bearing. The advance was repaid to the Founder on November 28, 2007 (See Note 7 below).

Pursuant to an agreement that the Company’s initial stockholder will enter into with the Company and Banc of America Securities LLC, prior to the Proposed Offering, the initial stockholder will waive its right to receive distributions with respect to their Founder’s shares upon the Company’s liquidation.

The Founder has committed to purchase a total of 8,000,000 Warrants (‘‘Private Placement Warrants’’) at $1.00 per Warrant (for an aggregate purchase price of $8,000,000) privately from the Company. This purchase will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from this purchase will be placed in the Trust Account. The Private Placement Warrants to be purchased by the Founder will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that if held by the Founder or its permitted transferees they are non-redeemable by the Company and can be exercised on a cashless basis. Furthermore, the Founder has agreed that the Private Placement Warrants will not be sold or transferred by it until after the Company has completed a Business Combination, subject to certain limited exceptions. The purchase price of the Private Placement Warrants approximates the fair value of such warrants.  However, if it is determined that the fair value of the Private Placement Warrants exceeds the the purchase price, the Company will record compensation expense for the excess of the fair value of the warrants.  The Company’s stockholders prior to the Proposed Offering and certain employees of Greenhill will be entitled to registration rights with respect to their founder’s units, Private Placement Warrants (or underlying securities), founder’s shares, founder’s warrants (or underlying securities) and any units purchased in this offering (including the shares, warrants and underlying shares included therein) by managing directors and senior advisors of Greenhill, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering.

The Company has also agreed to pay the fees to Banc of America Securities LLC in the Proposed Offering as described in Note 3 above.

$400,000,000

GHL Acquisition Corp.

40,000,000 Units

_____________________

PROSPECTUS

, 2008

_____________________

Banc of America Securities LLC

Until                        , 2008 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to “the company,” “the Registrant,” “we,” “us,” “our” and similar expressions in this Part II refer to GHL ACQUISITION CORP.

Item 13. Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, the initial trustee’s fee and the warrant agent fee and closing costs.

SEC registration fee	$14,122
FINRA filing fee	46,500
American Stock Exchange application and listing fees	70,000
Trustee’s fee	3,000
Warrant agent fee and closing costs (1)	5,000
Accounting fees and expenses	65,000
Legal fees and expenses	500,000
Printing and engraving expenses	100,000
Miscellaneous	71,378
Total	$875,000

____________

(1)
In addition to the fees that are charged by American Stock Transfer & Trust Company as trustee and warrant agent, the Registrant will be required to pay to American Stock Transfer & Trust Company aggregate annual fees of $12,000 for acting as transfer agent of the Registrant’s securities.

Item 14. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware General Corporation Law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•
we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered or will enter into contractual indemnity agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

We have agreed to indemnify the underwriter against specific liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

On November 12, 2007, our founding stockholder, Greenhill & Co., Inc., entered into an agreement with us pursuant to which it purchased 11,500,000 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock (including 1,500,000 founder’s units representing 1,500,000 founder’s shares and 1,500,000 founder’s warrants that are subject to forfeiture to the extent that the over-allotment option is not exercised in full by Banc of America Securities LLC) for a purchase price of $25,000, and agreed to purchase 8,000,000 warrants at a price of $1.00 per warrant from us simultaneously with the closing of this offering.

The sales of the securities to our founding stockholder were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. In each such transaction, the purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a)           The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
3.2	Form of Amended and Restated Bylaws*
3.3	Form of Amended and Restated Certificate of Incorporation*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company
4.4	Specimen Warrant Certificate*

Exhibit No.	Description
5.1	Opinion of Davis Polk & Wardwell*
10.1	Form of Letter Agreement among the Registrant and Greenhill & Co., Inc.*
10.2	Form of Letter Agreement between the Registrant and each of the directors and officers of the Registrant*
10.3	Founder’s Securities Purchase Agreement, dated as of November 12, 2007, between the Registrant and Greenhill & Co., Inc.
10.4	Form of Registration Rights Agreement between the Registrant, certain members of management of Greenhill & Co., Inc. and Greenhill & Co., Inc.*
10.5	Form of Indemnity Agreement between the Registrant and each of its directors and officers*
10.6	Form of Investment Management Trust Agreement by and between the Registrant and American Stock Transfer & Trust Company*
10.7	Form of Letter Agreement between Banc of America Securities LLC and Greenhill & Co., Inc.*
10.8	Promissory Note issued by Registrant on November 19, 2007
10.9	Form of Non-Compete Agreement between the Registrant, its executive officers and Greenhill & Co., Inc.*
10.10	Administrative Services Letter Agreement, dated November 27, 2007 between the Registrant and Greenhill & Co., Inc.*
14	Form of Code of Conduct and Ethics*
23.1	Consent of Eisner LLP
23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page to this Registration Statement)
99.1	Form of Charter of Audit Committee*
99.2	Form of Charter of Governance and Nominating Committee*

* To be filed by amendment.

(b)           No financial statement schedules are required to be filed with this Registration Statement.

Item 17. Undertakings.

(a)           The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of November, 2007.

GHL ACQUISITION CORP.

By:	/s/ Scott L. Bok
Chairman and Chief Executive Officer

Each of the undersigned executive officers and directors of GHL Acquisition Corp. hereby severally constitute and appoint each of Scott L. Bok, Robert H. Niehaus and John D. Liu as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott L. Bok
Scott L. Bok	Chairman and Chief Executive Officer (Principal Executive Officer)	November 29, 2007

/s/ Robert H. Niehaus
Robert H. Niehaus	Senior Vice President and Director	November 29, 2007

/s/ John D. Liu
John D. Liu	Chief Financial Officer (Principal Accounting and Financial Officer)	November 29, 2007